RECAPITALIZATION AGREEMENT

                                  by and among

                          U.S. FRANCHISE SYSTEMS, INC.

                                   SDI, INC.,

                            MERIDIAN ASSOCIATES, L.P.

                                       and

                              HSA PROPERTIES, INC.


                               Dated June 2, 2000
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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

RECITALS.....................................................................1

AGREEMENT....................................................................1

ARTICLE 1
      Defined Terms..........................................................1

ARTICLE 2
      Tender Offer...........................................................2
      Section 2.1 Tender Offer...............................................2
      Section 2.2 Compliance.................................................2
      Section 2.3 Conditions to Commencement of the Offer....................3
      Section 2.4 Meridian and HSA Properties Shares.........................4

ARTICLE 3
      Investment in Preferred Stock..........................................4
      Section 3.1 Authorization of the Preferred Stock.......................4
      Section 3.2 Purchase and Sale of the Preferred Stock...................4
      Section 3.3 The Closing................................................4

ARTICLE 4
      Conditions to Closing..................................................4
      Section 4.1 Conditions to each Party's Obligations.....................5
      Section 4.2 Additional Conditions to the Investors' Obligations........6
      Section 4.3 Additional Conditions to the Company's Obligations.........8

ARTICLE 5
      Covenants Pending the Closing..........................................9
      Section 5.1 Interim Operations of the Company..........................9
      Section 5.2 Negative Covenants........................................10
      Section 5.3 No Solicitation...........................................12
      Section 5.4 Approval by the Company's Stockholders....................13
      Section 5.6 Filings; Other Action.....................................14
      Section 5.7 Access....................................................14
      Section 5.8 Notification of Certain Matters...........................14
      Section 5.9 Publicity.................................................15
      Section 5.10 Options; Restricted Stock................................15
      Section 5.11 Reasonable Efforts.......................................15

ARTICLE 6
      Representations and Warranties........................................15
      Section 6.1 Representations and Warranties of Investors...............15
      Section 6.2 Representations and Warranties of the Company.............18

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ARTICLE 7
      Indemnification and Insurance.........................................27

ARTICLE 8
      Termination...........................................................29
      Section 8.1 Termination by Mutual Consent.............................29
      Section 8.2 Termination by either Party...............................29
      Section 8.3 Termination by Investors..................................29
      Section 8.4 Termination by the Company................................29
      Section 8.5 Effect of Termination and Abandonment.....................29
      Section 8.6 Liquidated Damages........................................30

ARTICLE 9
      Stockholder Protection................................................30
      Section 9.1 NASDAQ Listing............................................30
      Section 9.2 Restrictions on Stock Acquisitions........................31
      Section 9.3 Affiliate Transactions....................................31
      Section 9.4 Enforcement...............................................31

ARTICLE 10
      Miscellaneous Provisions..............................................31
      Section 10.1 Payment of Expenses......................................31
      Section 10.2 Modification or Amendment................................31
      Section 10.3 Waiver of Conditions.  ..................................32
      Section 10.4 Captions.................................................32
      Section 10.5 Governing Law............................................32
      Section 10.6 Notices..................................................32
      Section 10.7 Entire Agreement.........................................32
      Section 10.8 Assignment; Binding Effect...............................32
      Section 10.9 Counterparts.............................................33

Glossary
Exhibit A   Leven Agreement
Exhibit B   Hawthorn Termination
Exhibit C   Offer to Purchase
Exhibit D   Aronson Agreement
Exhibit E   Aronson Termination Agreement
Exhibit F   Series A Preferred
Exhibit G   Series B Preferred
Exhibit H   Opinion of Company Counsel
Exhibit I   Proxy Statement Outline
Exhibit J   Stockholders Agreement
Exhibit K   Registration Rights Agreement

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                          RECAPITALIZATION AGREEMENT

      THIS RECAPITALIZATION AGREEMENT (the "Agreement") is made as of June 2, 2000, by and among U.S. Franchise Systems, Inc., a Delaware corporation (the "Company"), SDI, Inc., a Nevada corporation ("SDI", together with its permitted assignees collectively, the "Investors"), HSA Properties, Inc., a Delaware corporation ("HSA Properties"), and Meridian Associates, L.P., an Illinois limited partnership ("Meridian").

                                    RECITALS

      A. The Company desires to engage in a recapitalization transaction involving an offer by the Company to purchase a portion of its outstanding common stock to provide, among other things, liquidity for its stockholders who may wish to receive cash for their shares.

      B. The Investors desire to make an investment in new preferred stock of the Company to facilitate the recapitalization transaction and provide cash to the Company for other corporate purposes.

      C. The board of directors of the Company (the "Board of Directors") has duly approved this Agreement and the various other agreements and arrangements to which the Company is a party or which are otherwise contemplated by this Agreement.

      D. Simultaneously with or immediately after the execution and delivery of this Agreement: (i) Meridian, Michael A. Leven and Andrea Leven are entering into an agreement in the form of Exhibit A attached hereto (the "Leven Agreement"); and (ii) the Company, Michael A. Leven, Meridian, and HSA Properties are entering into an agreement in the form of Exhibit B attached hereto (the "Hawthorn Termination").

      E. Banc of America Securities LLC ("BAS") has delivered a letter to the Board of Directors expressing its opinion that the transactions contemplated by this Agreement are fair to the Company and its stockholders (other than specified Persons as to which BAS has expressed no opinion) from a financial point of view.

                                    AGREEMENT

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                  Defined Terms

      Capitalized terms and acronyms used herein as defined terms but not defined herein shall have the meanings given to them in the Glossary attached hereto.

                                    ARTICLE 2
                                  Tender Offer

      Section 2.1 Tender Offer. Pursuant to an Offer to Purchase conforming to the requirements of applicable law, including the rules and regulations of the SEC, this Agreement and Exhibit C attached hereto and otherwise in customary form (the "Offer to Purchase"), and subject to the terms and conditions set forth in this Agreement, the Company will commence (within the meaning of Rule 13e-4 of the Exchange Act) as soon as practicable after the execution hereof, and in any event within ten Business Days after the satisfaction or waiver of the conditions set forth in Section 2.3, after the execution hereof, an offer to purchase (the "Offer") up to 8,666,666, but not less than 3,000,000, of the outstanding shares of Class A Common Stock, $0.01 par value, of the Company (the "Class A Common Stock"), and Class B Common Stock, $0.01 par value, of the Company (the "Class B Common Stock" together with the Class A Common Stock collectively, the "Shares") at a price of $7.50 per Share, net to the seller in cash and, subject only to the condition concerning the minimum number of Shares tendered, the conditions set forth in the Offer to Purchase, and applicable provisions of the Exchange Act, will accept for purchase and pay for all Shares duly tendered, up to a maximum of 8,666,666 Shares, commencing at the later of (such later date being referred to herein as the "Scheduled Expiration Date") (a) 20 Business Days following commencement of the Offer and (b) 12:00 noon New York time on the first Business Day following the satisfaction or waiver of all conditions to the Investors' purchase of the Preferred Stock. The Offer to Purchase and related documents distributed in connection with the Offer (the "Offer Documents") shall be consistent with the terms and conditions contained or referred to in the first sentence of this Section 2.1.

      Section 2.2 Compliance. In connection with the Offer, the Company shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable laws. The Investor Group and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents prior to their being first published, sent or given to holders of Shares. The Company agrees that the Offer Documents, including any amendments thereto, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with

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            information concerning the Investor Group furnished to the Company by the Investor Group specifically for use in the Offer Documents. The Company shall not amend the Offer, extend the time for tenders of Shares, or waive any condition to the Company's obligation to purchase Shares pursuant to the Offer, without the consent of the Investor Group; provided, however, that the Company may extend the Offer if at the Scheduled Expiration Date any of the conditions to the Offer shall not have been satisfied or waived, or if less than the maximum number of Shares have been tendered, in each case for up to an additional 30 days beyond the Scheduled Expiration Date. If requested by the Investor Group, the Company will: (i) extend the time for tenders of Shares pursuant to the Offer for up to 30 days beyond the Scheduled Expiration Date; (ii) extend the time for tenders of Shares pursuant to the Offer for an additional 30 days (in addition to the 30 day period provided in the preceding clause
            (i)) if the Investors shall have waived the conditions set forth in Sections 4.2(a) and 4.2(b); and (iii) waive any condition to the Offer that is a condition to the Investors' obligation to purchase the Preferred Stock as set forth in Section 4.2.

      Section 2.3 Conditions to Commencement of the Offer. The obligation of the Company to commence the Offer is subject to the fulfilment, at or before the commencement date, of each of the following conditions:

            (a) Litigation. No preliminary or permanent injunction or other order issued by any United States federal or state court of competent jurisdiction in the United States prohibiting the commencement or consummation of the Offer shall be in effect or threatened.

            (b) Representations and Warranties. The representations and warranties of the Investor Group contained in Section 6.1 shall be true in all material respects.

            (c) Fairness Opinion. BAS shall not have withdrawn or modified its fairness opinion relating to the transactions contemplated by this Agreement, as delivered to the Board of Directors prior to the execution of this Agreement.

            (d) Aronson Agreements. Neal Aronson and Meridian shall have executed and delivered the agreement in the form of Exhibit D attached hereto. Neal Aronson and the Company shall have executed and delivered the Termination Agreement in the form of Exhibit E attached hereto (the "Aronson Termination"). Neal Aronson shall have executed and delivered the Hawthorn Termination.

            (e) Defense Agreement. The Company and each of its directors shall have entered into a joint defense agreement, in form and substance satisfactory to the Investors, the Company and the Company's directors' and officers' insurance carrier, providing, among other things, for (i) the appointment of a single lead defense counsel (and as needed, one local counsel) for the Company and each of its directors in the Stockholder Litigation, and

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      any similar litigation stating substantially the same cause of action for substantially the same claim period, (ii) the appointment of separate counsel only for limited purposes in the event that such lead counsel determines that it cannot act for one or more defendant parties and (iii) the determination of each director's rights to indemnification by other independent counsel selected by such lead counsel and reasonably satisfactory to the Company.

            (f) NASDAQ Listing. The Company shall be reasonably satisfied that
      (i) the issuance of the Preferred Stock will not result in the loss of listing of the Shares on the NASDAQ Stock Market and (ii) the Class A Common Stock issuable upon conversion of the B Preferred will be accepted on or before the Closing Date for listing for trading on the NASDAQ Stock Market pending official notice of issuance. The Investors shall have agreed to such matters regarding the voting rights of the Preferred Stock that the NASDAQ Stock Market may reasonably require in connection therewith.

      Section 2.4 Meridian and HSA Properties Shares. Meridian represents and warrants that as of the date hereof it beneficially owns 2,099,775 Shares. HSA Properties represents and warrants that as of the date hereof it beneficially owns 22,447 Shares. Meridian and HSA Properties each agrees that it shall not transfer, pledge, hypothecate or otherwise dispose of any interest in any of such Shares prior to the completion of the Offer or the termination of this Agreement. Meridian and HSA Properties each agrees that it shall not tender any Shares for purchase pursuant to the Offer.

                                   ARTICLE 3
                        Investment in Preferred Stock

      Section 3.1 Authorization of the Preferred Stock. Subject to any required stockholder approval, the Company has authorized the issuance and sale to the Investors of 65,000 shares of its Series A 8.5% Cumulative Redeemable Preferred Stock, par value $.01 per share (the "A Preferred") having the rights and preferences set forth in Exhibit F attached hereto, and 10,000 shares of its Series B 6.0% Cumulative Redeemable Convertible/Exchangeable Preferred Stock, par value $.01 per share (the "B Preferred") having the rights and preferences set forth in Exhibit G attached hereto. The A Preferred and the B Preferred are collectively referred to herein as the "Preferred Stock."


      Section 3.2 Purchase and Sale of the Preferred Stock. Immediately following the expiration of the Offer and simultaneously with the Company's acceptance for purchase of Shares tendered in accordance with the Offer to Purchase, the Company shall sell to each Investor and, subject to the terms and conditions set forth herein, each Investor shall purchase from the Company, the number of shares of A Preferred and B Preferred set forth opposite such Investor's name on the Schedule of Investors attached hereto at a price of $1,000 per

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            share for the A Preferred and $1,000 per share for the B Preferred.
            The purchase of Preferred Stock by the Investors is referred to herein as the "Investment."

      Section 3.3 The Closing. The closing of the Investment (the "Closing") shall take place at such place as shall be mutually agreeable to the Company and the Investors immediately following the expiration of the Offer and simultaneously with the acceptance for purchase and payment for Shares tendered pursuant to the Offer, or at such other time as may be mutually agreeable to the Company and the Investors. At the Closing, the Company shall deliver to each Investor stock certificates evidencing the Preferred Stock to be purchased by such Investor, registered in such Investor's or its nominee's name, upon payment of the purchase price therefor by wire transfer of immediately available funds to such account as the Company shall direct, in the amount set forth opposite such Investor's name on the Schedule of Investors. Each certificate for Preferred Stock and Class A Common Stock issuable upon conversion of the B Preferred shall be imprinted with a legend in the customary form acknowledging the private placement of the securities and the consequent limitations on the transfer of the securities.

                                    ARTICLE 4
                              Conditions to Closing

      Section 4.1 Conditions to each Party's Obligations. The respective obligations of the Company, on the one hand, to accept for purchase Shares tendered pursuant to the Offer and consummate the Investment, and the Investors, on the other hand, to consummate the Investment are subject to the fulfillment, at or before the Closing Date, of each of the following conditions:

            (a) HSR Act Waiting Period; Violation of Law. All applicable waiting periods under the HSR Act shall have expired or been terminated and consummation of the Offer and the Investment shall not result in violation of any applicable law, order or regulation of the United States or any of the several states or any foreign jurisdiction.

            (b) Litigation. No preliminary or permanent injunction or other order issued by any United States federal or state court of competent jurisdiction in the United States prohibiting the consummation of the Offer or the Investment shall be in effect or threatened.

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            (c)   Stockholder Approval; Charter Amendments. The issuance of the
                  A Preferred and the B Preferred and the Class A Common Stock issuable upon the conversion/exchange of the B Preferred shall have been duly approved by the stockholders of the Company in accordance with applicable law and the certificate of incorporation and by-laws of the Company as contemplated by
                  Section 5.4. Stockholders of the Company shall have duly approved, in accordance with applicable law and the certificate of incorporation and by-laws of the Company, the amendments to the Company's certificate of incorporation (the "Charter Amendments") as contemplated by Section 5.4 to (i) eliminate supermajority voting requirements in Sections 11.1 thereof; (ii) eliminate prohibitions on stockholder action by written consent in Section 9.1 thereof; and (iii) adopt new Sections 12 and 13 described in Exhibit I attached hereto.

            (d) Offer Conditions. All conditions to the acceptance for purchase and payment for Shares set forth in the Offer to Purchase shall have been satisfied or waived in accordance with this Agreement.

            (e) Directors. Directors of the Company other than Michael Leven, Stephen Romaniello, and Douglas Geoga shall have tendered letters of resignation effective as of the Closing Date and no such resignation shall have been withdrawn or rescinded or delayed in its effectiveness. Directors of the Company shall have taken actions necessary to cause the Board of Directors of the Company to consist of eleven people effective immediately following the effective time of the resignations described in the preceding sentence. Michael Leven, Stephen Romaniello and Douglas Geoga, as directors of the Company, shall have taken action required to appoint (i) as Independent Directors under new Section 12 of the Company's Certificate of Incorporation three persons mutually acceptable to the Company and the Investors, and (ii) as other directors five people designated by the Investor Group, two whom shall not be directors, officers, employees, agents or representatives of the Investor Group or any Affiliate of the Investor Group.

            (f) NASDAQ Listing. The Class A Common Stock issuable upon conversion/exchange of the B Preferred shall have been listed for trading on the NASDAQ Stock Market pending official notice of issuance.

      Section 4.2 Additional Conditions to the Investors' Obligations. The obligations of the Investors to consummate the Investment are subject to the fulfillment, at or before the Closing Date, of the following additional conditions:

            (a) Representations and Warranties; Performance. The representations and warranties of the Company contained in
                  Section 6.2(b) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made at and as of such date. The other representations and warranties of the Company contained in Section 6.2 shall be true in all respects on and

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                  as of the Closing Date (without regard to any "materiality"
                  qualifications that may be contained in those representations and warranties or any exceptions for matters that would not reasonably be expected to have a Material Adverse Effect on the Company) with the same effect as though made at and as of such date, except (i) as affected by transactions permitted or contemplated by this Agreement; or (ii) where the event or condition that caused such representation and warranty to be untrue could not reasonably be expected to have a Material Adverse Effect on the Company or materially and adversely affect the consummation of the transactions contemplated by this Agreement. The Company shall have duly performed and complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date (without regard to materiality qualifications that may be contained in any such agreement or covenant or any exceptions for matters that would not reasonably be expected to have a Material Adverse Effect on the Company) except where the failure to so comply results from or results in an event or condition that could not reasonably be expected to have a Material Adverse Effect on the Company or materially and adversely affect the consummation of the transactions contemplated by this Agreement.

            (b) No Material Adverse Change. Since the date of this Agreement, no change shall have occurred in the assets, financial condition or results of operations of the Company or its Subsidiaries, nor shall there have occurred any other development, event or condition relating to or affecting the Company or its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing: (i) there shall not have occurred after the date hereof any development (including any discovery of fact) in any of the litigation matters described in the Company Disclosure Letter or any other pending or threatened litigation matter, as a result of which the litigation matter to which such development relates could reasonably be expected to have a Material Adverse Effect on the Company; provided that the filing of an amended complaint in the Stockholder Litigation or another complaint in the same venue (or in another federal court venue if pending cases in different venues are able to be consolidated under the multi-district litigation panel or pursuant to a motion to transfer venue or in a state court venue if such action is capable of being removed to a federal court and is then able to be consolidated under the multi-district litigation panel or pursuant to a motion to transfer venue) shall not be deemed to have a Material Adverse Effect on the Company if it states substantially the same cause of action for substantially the same class period.

            (c) Consents. The Investors shall have received evidence, reasonably satisfactory to the Investors and their legal counsel, that the Company and its Subsidiaries have obtained all necessary waivers, consents and permits required to permit the consummation of the Offer and the Investment without the occurrence of a breach or default (or a condition which, with action of

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                  third parties or the passage of time, or both, would
                  constitute a breach or default) under any note, bond, mortgage, indenture, license, franchise or other material agreement to which the Company or any of its Subsidiaries is a party or a breach or violation of any law, order or regulation applicable to the Company or its Subsidiaries or the business of the Company and its Subsidiaries, except for any breach or default that could not reasonably be expected to have a Material Adverse Effect on the Company.

            (d) Certificates of Designation. The Company shall have duly adopted, executed and filed with the Secretary of State of Delaware a Certificate of Designation of Rights and Preferences establishing the terms and the relative rights and preferences of the A Preferred and the B Preferred in the forms set forth in Exhibit F and Exhibit G hereto (the "Certificates of Designation"), and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its Preferred Stock. The Certificates of Designation shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been amended or modified.

            (e) Closing Documents. The Company shall have delivered to each Investor all of the following documents:

                  (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Sections 4.2(a) through 4.2(d), inclusive, have been fully satisfied;

                  (ii) certified copies of (A) the resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the filing of the Certificates of Designation, the issuance and sale of the Preferred Stock, the reservation for issuance as dividends on the A Preferred an aggregate of 12,000 shares of A Preferred, the reservation for issuance as dividends on the B Preferred an aggregate of 8,200 shares of B Preferred, the reservation for issuance upon conversion of the B Preferred an aggregate of 10,000,000 shares of Class A Common Stock and the consummation of all other transactions contemplated by this Agreement, and (B) the resolutions duly adopted by the Company's stockholders authorizing the issuance and sale of the Preferred Stock and the Class A Common Stock issuable upon conversion/exchange of the B Preferred and the Charter Amendments.

                  (iii) certified copies of the Company's certificate of
            incorporation as amended, the Certificates of Designation and the Company's by-laws, each as in effect at the Closing;

            (f) Opinion of the Company's Counsel. Each Investor shall have received from Paul, Weiss, Rifkind, Wharton & Garrison legal counsel for the Company, an opinion with respect to the matters set forth in Exhibit H

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                  attached hereto, which shall be addressed to each Investor, dated the date of the Closing and in form and substance reasonably satisfactory to each Investor.

            (g) Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby, including the Offer and the Investment, at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and its legal counsel.

            (h) Delivery of Certificates. At the Closing, the Company shall have delivered to each Investor one or more certificates, representing the Preferred Stock to be purchased by such Investor as set forth on the Schedule of Investors attached hereto, duly executed and registered in the name of such Investor, against payment by such Investor of the purchase price thereof as set forth in the Schedule of Investors.

            (i) Aronson Agreement. The Company shall have not agreed to any modification, waiver or termination of any provision of the Aronson Termination without the prior consent of the Investors.

      Section 4.3 Additional Conditions to the Company's Obligations. The obligations of the Company to consummate the Investment are subject to the fulfillment, at or before the Closing Date, of the following conditions:

            (a) Representations and Warranties; Performance. The representations and warranties of the Investor Group contained in Section 6.1 shall be true on and as of the Closing Date with the same effect as though made at and as of such date, except as affected by transactions permitted or contemplated by this Agreement. The Investor Group shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

            (b) Payment of Investment. At the Closing, the Investors shall have paid to the Company an amount by wire transfer of funds equal to $75,000,000 against delivery by the Company to the Investors the certificates representing the Preferred Stock.

                                    ARTICLE 5
                          Covenants Pending the Closing

      Section 5.1 Interim Operations of the Company. Except as contemplated hereby, during the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause each of its Subsidiaries to:

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            (a)   conduct its business only in the usual, regular and ordinary course;

            (b) maintain all of its properties in normal repair, order and condition, except for depreciation, ordinary wear and tear and damage by unavoidable casualty, except where the failure could not reasonably be expected to have a Material Adverse Effect on the Company;

            (c) maintain its books of account and records in the usual, regular and ordinary manner;

            (d) use commercially reasonable efforts (without the payment of or commitment to pay money (or other consideration that would be reportable at any time as taxable income to the recipient) for stay bonuses or similar inducements unless approved by Michael
                  A. Leven and Steven Romaniello and, if the amount exceeds $1 million in the aggregate, the Investors) to cause the key employees of the Company and its Subsidiaries to remain employed by the Company and its Subsidiaries on the Closing Date;

            (e) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and use commercially reasonable efforts to maintain all licenses, authorizations and permits necessary to the conduct of its businesses, except where the failure could not reasonably be expected to have a Material Adverse Effect on the Company;

            (f) comply with all material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a Material Adverse Effect upon the Company, unless and except to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

            (g) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a Material Adverse Effect on the Company;

            (h) continue in force existing insurance coverage or comparable insurance coverage, to the extent available on commercially reasonable terms; and

            (i) file when due all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder.

      Section 5.2 Negative Covenants. Except as contemplated hereby, during the period from the date of this Agreement to the Closing Date, neither the Company nor any of its Subsidiaries will, unless the

            Investor Group gives its prior written approval (which shall not be unreasonably withheld, delayed or conditioned):

            (a) except as disclosed in the Company Disclosure Letter, amend or otherwise change the Certificates of Designation or its certificate of incorporation or by-laws, as each such document is in effect on the date hereof;

            (b) except as disclosed in the Company Disclosure Letter, incur any indebtedness for borrowed money or enter into any guaranty or other similar obligation with respect to the debts or other obligations of any other Person (other than the endorsement of instruments for collection in the ordinary course of business) or make any loan to or investment in any Person excepting (i) loans from the Company to its wholly-owned Subsidiaries, (ii) guarantees by the Company of the obligations of its wholly-owned Subsidiaries, (iii) investments by the Company in its wholly owned Subsidiaries, and (iv) loans to, or guarantees on behalf of, the reservation and marketing funds or loans to franchisees in the ordinary course of business; provided that loans and guarantees pursuant to this clause
                  (iv) shall be either committed as of the date hereof and disclosed in the Company Disclosure Letter or, if not so committed, shall not exceed $100,000 in any single transaction or $400,000 in the aggregate (less any development subsidies made after the date hereof pursuant to Section 5.2(j)) and shall have been approved by Michael A. Leven and Steven Romaniello;

            (c) except as disclosed in the Company Disclosure Letter, directly or indirectly issue or sell, or authorize for issuance or sale or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features), (ii) any equity securities (or any securities convertible into or exchangeable for any equity securities) other than the Preferred Stock and issuance of Shares pursuant to exercise of options existing as of the date hereof, and other than the issuance of shares of capital stock under existing agreements described in the Company Disclosure Letter, or (iii) any option or rights to acquire any equity securities, other than grants of options under existing commitments described on the Company Disclosure Letter and other options approved by Michael A. Leven and Steven Romaniello for grants to newly hired or newly promoted employees;

            (d) in the case of the Company and any wholly-owned Subsidiary, declare, set aside, make or pay any dividend or other distribution with respect to its capital stock or directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or such wholly-owned Subsidiary's equity securities

                  (including, without limitation, warrants, options and other rights to acquire equity securities) other than purchases of Shares pursuant to the Offer and repurchases of Shares from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements heretofore entered into by the Company;

            (e) acquire (by merger, consolidation, or acquisition of stock or assets) any significant corporation, limited liability company, partnership or other business organization or division thereof, merge or consolidate with any corporation, limited liability company, partnership, or other business organization, or enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

            (f) except as disclosed in the Company Disclosure Letter, pay or take any action with respect to any new grants of any severance, change of control, or termination pay other than in connection with the termination of the hotel management business pursuant to policies or agreements of the Company or any of its Subsidiaries in effect on the date hereof and other arrangements approved by Michael A. Leven and Steven Romaniello, and if the amount exceeds $1,000,000, the Investors;

            (g) except for salary increases or other employee benefit arrangements consistent with the usual, regular and ordinary course of business prior to or on the date hereof, or heretofore described in writing to the Investor Group, adopt or amend any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

            (h) make any material and substantive changes in the fundamental business of the Company or its Subsidiaries as conducted on the date hereof, other than with respect to the Company's hotel management business;

            (i) except as disclosed in the Company Disclosure Letter, incur or enter into any commitment to make any capital expenditure having a value to the Company or its Subsidiaries or cost of $25,000 or more in the aggregate;

            (j) except as disclosed in the Company Disclosure Letter, enter into any development subsidy agreement or arrangement or any franchise or license agreement with "key man" provisions or terms and conditions at variance in any material respect from the Company's standard franchise/licensing agreements; provided that the Company may grant development subsidies not to exceed $100,000 in any single transaction or $400,000 in the aggregate (less any loans to franchisees after the date hereof pursuant to Section 5.2(b)) if such development subsidies are approved by Michael A. Leven or Stephen Romaniello.

            (k) except as disclosed in the Company Disclosure Letter, enter into any other agreement having a value to the Company or its Subsidiaries or cost of $50,000 or more in the aggregate except in the usual, regular and ordinary course of business;

            (l) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, any material assets of the Company or its Subsidiaries in any transaction or series of related transactions or sell or permanently dispose of any of its or any Subsidiary's material Proprietary Rights, excepting settlements of claims for money due on terms and conditions that are approved by Michael A. Leven and Steven Romaniello; or

            (m) except as disclosed in the Company Disclosure Letter, take any action, or fail to take any action, or cause or permit any Subsidiary to take or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of its Proprietary Rights or which would infringe upon any rights of other Persons, which in any case, could reasonably be expected to have a Material Adverse Effect on the Company.

      Section 5.3 No Solicitation.

            (a) From and after the date of this Agreement until the earlier of the termination of this Agreement or the expiration of the Offer and the purchase of Shares pursuant thereto, the Company will not, and will use reasonable efforts to cause its directors, officers, employees, agents, representatives, or investment bankers not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage any Acquisition Proposal, (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity in connection with, any Acquisition Proposal, or (iii) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term "Acquisition Proposal" means any proposal relating to a possible (i) merger, consolidation, tender or exchange offer, or similar transaction involving the Company or any of its Subsidiaries, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any material Proprietary Rights or any other assets of the Company or its Subsidiaries (other than the hotel management business) representing, in the aggregate, 10% or more of the assets of the Company or its Subsidiaries on a consolidated basis, (iii) acquisition of or issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) to any Person or group of Persons (as defined and as interpreted by the SEC for purposes of Section 13(d) of the Exchange Act and the Rules thereunder) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of the Company, (iv) liquidation, dissolution, or other similar type of transaction with respect to the Company, (v) recapitalization of the Company whether or not similar, in whole or in part, to the transactions contemplated by this Agreement, or (vi) transaction which is similar, in whole or in part, in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Offer or the Investment. The Company will immediately cease any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal other than the Offer and the Investment.

            (b) Notwithstanding the provisions of Section 5.3(a), the Company or its Board of Directors may, directly or through representatives or agents on behalf of the Board of Directors,
                  (i) furnish non-public information to, or enter into discussions or negotiations with, any Person in connection with an unsolicited bona fide Acquisition Proposal by such Person, if (A) such Acquisition Proposal would, if consummated, result in a transaction that would give all stockholders of the Company the opportunity to receive cash or other property for not less than 75% of all issued and outstanding Shares and, in the reasonable good faith judgment of the Board of Directors, taking into account all considerations relevant to such Acquisition Proposal such as conditions to closing and other contingencies, would result in a transaction more favorable to the stockholders, from a financial point of view, than the Offer (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"), and (B) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Company's board of directors receives from such Person an executed confidentiality agreement with customary confidentiality provisions, or (ii) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or other applicable law with regard to an Acquisition Proposal.

            (c) In the event the Company receives a Superior Proposal, nothing contained in this Agreement shall prevent the board of directors of the Company from accepting or approving such Superior Proposal or recommending such Superior Proposal to the stockholders, in which case, the board of directors may terminate this Agreement and withdraw the Offer. Subject to the right of termination set forth in Section 8.4, except to the extent expressly set forth in this Section 5.3, nothing shall relieve the Company from complying with all other terms of this Agreement.

      Section 5.4 Approval by the Company's Stockholders. The Company will take all reasonable action necessary in accordance with applicable law and its certificate of incorporation and by-laws to convene a meeting of stockholders (which may be the Company's annual meeting of stockholders) to be held at or before the scheduled expiration date of the Offer to consider and vote upon: (a) the approval and authorization of the issuance and sale of the Preferred Stock to the Investors and the issuance of Common Stock issuable upon conversion/exchange of the B Preferred, (b) the Charter Amendments, and (c) such other matters as may be necessary or advisable to consummate the transactions contemplated by this Agreement. The approval by stockholders of all such matters is herein referred to as the "Stockholder Approval". Subject to requirements of applicable law, the board of directors of the Company shall recommend such approval, adoption and authorization, and the Company shall take all reasonable lawful action to solicit such approval, adoption and authorization of the Stockholder Approval. At any such meeting of stockholders, all of the Shares then owned by Meridian and its Affiliates will be voted in favor of the Stockholder Approval. The Company's proxy statement with respect to such meeting of stockholders (the "Proxy Statement") will conform to the requirements of this Agreement and Exhibit I attached hereto and, at the date thereof and at the date of such meeting, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with information concerning the Investor Group furnished to the Company by the Investor Group specifically for use in the Proxy Statement. No amendment or supplement to the Proxy Statement will be made by the Company without consultation with the Investors and their legal counsel.

      Section 5.5 Shareholder Arrangements. The Investors agree that all arrangements entered into between either of the Investors or any of their Affiliates and Michael A. Leven, Neal K. Aronson and Stephen Romaniello shall not be modified or terminated prior to the Closing Date without the prior written consent of the Company, and that, except for the proposed Stockholders Agreement attached as Exhibit J hereto and the proposed Registration Rights Agreement attached as Exhibit K hereto, no further arrangements between any of the Investors or their Affiliates and any of such named persons shall be entered into prior to the Closing Date without the prior written consent of the Company (which consent will not be unreasonably withheld, delayed or conditioned). On or before the Closing Date, the Company shall execute and deliver the Registration Rights Agreement in the form of Exhibit K attached hereto.

      Section 5.6 Filings; Other Action. Subject to the terms and conditions herein provided, the Company and the Investor Group shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated by this Agreement; and (b) use their reasonable best efforts promptly to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided that neither Investor Group nor the Company shall be required to take any action that would reasonably be expected to have a Material Adverse Effect on it. The Company shall, as promptly as reasonably practicable, take such actions as may be necessary or advisable in connection herewith under applicable state and federal laws relating to the regulation of franchising to amend or supplement its Uniform Franchise Offering Circulars (the

            "UFOCs"), provided that any and all amendments to the UFOCs shall be approved by the Investors before being filed.

      Section 5.7 Access. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford the Investor Group's officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Closing Date, to all of its properties, books, contracts, commitments and records, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Investor Group (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Investor Group may reasonably request; provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the parties to this Agreement. All such information that may be made available to the Investor Group shall be subject to the existing confidentiality agreement by which the Investor Group is bound.

      Section 5.8 Notification of Certain Matters.

            (a) The Company shall give prompt notice to the Investor Group of any breach or default of this Agreement by or on the part of the Company and any notice of, or other communication known to an executive officer of the Company relating to, a default or event which, with notice or lapse of time or both, would become a default under this Agreement subsequent to the date of this Agreement and prior to the Closing Date. The Company shall give prompt notice to the Investor Group of any notice or other communication from any Person alleging that the consent of any Person is or may be required in connection with the transactions contemplated by this Agreement.

            (b) The Investor Group shall give prompt notice to the Company of any breach or default of this Agreement by or on the part of the Investor Group and any notice of, or other communication known to an executive officer of any member of the Investor Group relating to, a default or event which, with notice or lapse of time or both, would become a default under this Agreement subsequent to the date of this Agreement and prior to the Closing Date. The Investor Group shall give prompt notice to the Company of any notice or other communication from any Person alleging that the consent of any Person is or may be required in connection with the transactions contemplated by this Agreement.

      Section 5.9 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release, and thereafter the Company and Investor Group shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national market system or securities exchange with respect thereto.

      Section 5.10 Options; Restricted Stock. The Company will take such actions as are necessary to cause to be vested (and no longer subject to forfeiture) immediately before the Closing Date (but subject to the Closing) all options outstanding under the Stock Option Plan and all Restricted Stock. Holders of vested and exercisable options to purchase Shares under the Stock Option Plan shall be afforded an opportunity to receive cash for their vested and exercisable options (and receive the net value thereof) at or following expiration of the Offer, and holders of Restricted Stock shall be afforded an opportunity to tender their Shares pursuant to the Offer.

      Section 5.11 Reasonable Efforts. Each member of the Investor Group and the Company shall use all commercially reasonable efforts to cause to be satisfied all conditions to the Company's obligation to make the Offer and the Investors' obligation to consummate the Investment and otherwise to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 6
                         Representations and Warranties.

      Section 6.1 Representations and Warranties of Investors. The Investor Group jointly and severally represent and warrant to the Company that:

            (a) Corporate Organization. SDI, Inc. is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to so qualify or be in good standing either singly or in the aggregate would have a Material Adverse Effect on SDI, Inc. Each permitted assignee of SDI, Inc. that purchases Preferred Stock pursuant to this Agreement is a partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing as a foreign entity in each jurisdiction where the properties owned, leased or operated or the business conducted, by it require such qualification and where failure to so qualify or be in good standing either singly or in the aggregate would have a Material Adverse Effect on such permitted assignee.

                  HSA Properties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business is conducted, by it require such qualification and where failure to so qualify or be in good standing either singly or in the aggregate would have a Material Adverse Effect on HSA Properties. Each Investor has the corporate power to carry on its respective businesses as it is now being conducted. Meridian is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing as a foreign entity in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to so qualify or be in good standing either singly or in the aggregate would have a Material Adverse Effect on Meridian.

            (b) Corporate Authorization. Each member of the Investor Group has taken all required corporate or partnership action, as applicable, to approve and adopt this Agreement, and this Agreement is a valid and binding agreement of each member of the Investor Group, enforceable against them in accordance with its terms.

            (c) No Conflicts. The execution and delivery of this Agreement by each member of the Investor Group does not, and the consummation of the transactions contemplated hereby by each member of the Investor Group will not, (i) violate or conflict with the certificate of incorporation or by-laws of SDI, Inc., or HSA Properties, the certificate of limited partnership or limited partnership agreement of Meridian, or the certificate of limited partnership or the certificate of organization or operating agreement of any assignee of SDI, Inc., or (ii) assuming compliance with the HSR Act, the Exchange Act and the rules and regulations thereunder, State Laws, and Foreign Laws, constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of any member of the Investor Group or to which any member of the Investor Group is subject, which breach, violation or default would have a Material Adverse Effect on any member of the Investor Group, or would prevent or materially and adversely affect the consummation of the transactions contemplated hereby.

            (d) Compliance with Laws. Other than the filings pursuant to the HSR Act, the Exchange Act, State Laws, and Foreign Laws, there are no filings required to be made by the members of the Investor Group, and there are no consents, approvals, permits or authorizations required to be obtained by the members of the Investor Group, from governmental and regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement by Meridian or the Investors and the consummation of the transactions contemplated hereby by the members of the Investor Group, other than such as may be required solely because the

                  Company is a party to this Agreement and other than such which the failure to make or obtain would not, in the aggregate, have a Material Adverse Effect on the members of the Investor Group, or would prevent or materially and adversely affect the consummation of the transactions contemplated hereby.

            (e) Investment Representations. Each Investor represents that it is acquiring the Preferred Stock purchased hereunder and any Preferred Stock distributed as dividends thereon and Class A Common Stock issuable upon conversion/exchange of the B Preferred for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Investor and subsequent holders of Preferred Stock and Class A Common Stock issuable upon conversion/exchange of the B Preferred from transferring such securities in compliance with the applicable provisions of federal and state securities laws.

            (f) Financing. The Investors have, and on the Closing Date will have, the funds necessary to purchase the Preferred Stock on the Closing Date pursuant to this Agreement.

            (g) Advisory Fee. No member of the Investor Group nor any of their Affiliates nor any of their officers, directors, or employees, has employed any broker or finder or incurred any liability for any advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the transactions contemplated hereby that could result in any liability to the Company or any of its Subsidiaries.

            (h) Shareholder Arrangements. The Investors have disclosed to the Company the terms of all arrangements entered into between either of the Investors or any of their Affiliates and Michael
                  A. Leven, Neal K. Aronson and Steven Romaniello and have provided the Company with true and correct copies of all documents pertaining thereto.

            (i) Disclosure Documents. The information with respect to the Investor Group or any of their Affiliates that the Investor Group or any of their Affiliates furnishes to the Company in writing specifically for use in the Offer Documents, the Proxy Statement or any related documents, at the respective times of the filing thereof with the SEC or such other governmental entity, and at the time of any distribution or dissemination thereof and, in the case of the Proxy Statement at the date it or any amendment or supplement is mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company, will not contain any untrue statement of a material fact or misstate any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (j) No Interested Stockholder. As of the date of this Agreement, neither of the Investors, nor any affiliate (as defined in Section 203 of the DGCL) of any of the Investors, is an "interested stockholder" as such term is defined in Section 203 of the DGCL.

      Section 6.2 Representations and Warranties of the Company. The Company represents and warrants to the Investor Group that:

            (a) Corporate Organization. Each of the Company and its Significant Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction where the properties owned, leased or operated, or the business conducted by it require such qualification and where failure to so qualify or be in good standing would, either singly or in the aggregate, have a Material Adverse Effect on the Company. Each of the Company and its Significant Subsidiaries has the corporate, partnership or limited liability company power to carry on its respective businesses as they are now being conducted. Except as disclosed in the Company Disclosure Letter, each of the Company's Subsidiaries is wholly-owned by the Company. All issued and outstanding shares of capital stock of the Company's Significant Subsidiaries have been validly issued and are fully paid and nonassessable.

            (b) Capitalization. The authorized capital stock of the Company consists of 36,000,000 shares of capital stock, of which (i) 35,000,000 shares are Common Stock, par value $0.01 per share (and which are herein referred to as the Shares), of which 30,000,000 are designated as Class A Common Stock and 5,000,000 are designated as Class B Common Stock and (ii) 1,000,000 shares are preferred stock, par value $0.01 per share. As of the close of business on June 1, 2000, there were 19,953,753 Shares issued and outstanding of which 17,245,834 are designated as Class A Common Stock and 2,707,919 are designated as Class B Common Stock. As of the same date, there were no shares of preferred stock issued and outstanding. All of the outstanding Shares have been validly issued and are fully paid and nonassessable. As of the date hereof, except as disclosed in the Company Disclosure Letter, the Company has no Shares reserved for issuance, except that, as of the close of business on June 1, 2000, there were 885,207 shares of Class A Common Stock reserved for issuance pursuant to unexercised options granted and currently outstanding under the Stock Option Plan and the Directors Option Plan and 2,707,919 shares of Class A Common Stock reserved for issuance upon conversion of the shares of Class B Common Stock. Except as set forth above or as disclosed in the Company Disclosure Letter, there are no shares of capital stock of the Company authorized or outstanding, and there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Subsidiary obligating the Company or any Subsidiary to issue any securities. Except as disclosed in the Company Disclosure Letter or the Company Reports, since April 30, 2000, no Shares have been issued by the Company except pursuant to exercise of options under the Stock Option Plan.

            (c) Corporate Authorization. Subject only to Stockholder Approval, the Company has taken all required corporate action to authorize and adopt this Agreement and approve the transactions contemplated hereby including the Offer, the Investment and the Leven Agreement, Hawthorn Termination, and the Registration Rights Agreement attached as Exhibit K hereto, and this Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Board of Directors has (i) determined that each of the Offer and the Investment is fair to holders of Shares,
                  (ii) approved the making of the Offer and the purchase of Shares pursuant to the Offer and (iii) resolved to recommend acceptance of the Offer by the holders of Shares who wish to receive cash for their Shares at the time the Offer is made.

            (d) SEC Filings. As of their respective dates, neither the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, Annual Report on Form 10-K for the year ended December 31, 1999, Annual Report on Form 10-K/A for the year ended December 31, 1999 (the March 31, 2000 Quarterly Report being referred to herein as the "Latest Company Report"), nor the Proxy Statement with respect to the Company's 1999 annual meeting, each in the form (including exhibits) filed with the SEC (collectively, the "Company Reports"), nor the Company's press releases contained, nor will any of the Company's future press releases or Quarterly Reports on Form 10-Q contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act.

            (e) Financial Statements. Each of the consolidated balance sheets, included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the financial position of the entity or entities to which it relates as of its date, and each of the consolidated statements of earnings and of changes in financial position or equivalent statements, included in the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations and changes in financial position, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject, in the case of unaudited statements to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

            (f) No Adverse Change. Except as disclosed in the Company Reports, or the Company Disclosure Letter, since December 31, 1999, there has not been any change in the assets, financial condition or results of operations of the Company and its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect on the Company. There has been no material adverse change in the composition of the Company's and its Subsidiaries' sales force since the date of this Agreement that could reasonably be expected to have a Material Adverse Effect on the Company. There has been no change in the Company's and its Subsidiaries' rates of new business generation since March 31, 2000 that reflects, or could reasonably be expected to have, a Material Adverse Effect on the Company.

            (g) No Conflicts. Except as disclosed in the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby by the Company will not, (i) subject to Stockholder Approval, violate or conflict with the certificate of incorporation or by-laws of the Company, or (ii) assuming compliance with the HSR Act, the Exchange Act, State Laws and Foreign Laws, constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which the Company or any of its Subsidiaries is subject, or (iii) constitute a breach or violation of, a default (or an event or condition which, with notice or lapse of time, or both, would constitute a default) under, permit the termination or change of, or cause or permit the acceleration of the maturity of, any agreement, indenture, mortgage, bond, note or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, which conflict, breach, violation, default, termination, change or acceleration would have a Material Adverse Effect on the Company. Except as disclosed in the Company Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require the consent or approval of any other party to any agreement, indenture, mortgage, bond, note or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound where the failure to obtain any such consent or approval would have a Material Adverse Effect on the Company, or would prevent or materially and adversely affect the consummation of the transactions contemplated hereby.

            (h) Compliance with Laws. Except as disclosed in the Company Disclosure Letter, other than the filings pursuant to the HSR Act, the Exchange Act, State Laws and Foreign Laws, there are no filings required to be made by the Company with, and there are no consents, approvals, permits or authorizations required to be obtained by the Company from, govern-mental and regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company, other than such as may be required solely because any member of the Investor Group is a party to this Agreement and other than such which the failure to make or obtain would not, in the aggregate, have a Material Adverse Effect on the Company, or would prevent or materially and adversely affect the consummation of the transactions contemplated hereby.

            (i) Properties. The Company and its Subsidiaries own all of their material assets reflected as owned by them on the Latest Company Report (except for assets consumed, sold or otherwise disposed of in the usual, regular and ordinary course of business), subject, in each case, to no Encum brance, except as set forth in the Latest Company Report, excepting any Encumbrance the existence or enforcement of which could not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company Disclosure Letter, the Company and its Subsidiaries own all of their material Proprietary Rights relating to the Microtel, Hawthorn and Best brands (the "Brands") subject to no Encumbrance arising by express consent or agreement of the Company or its Affiliates. The Company and its Subsidiaries own all other material Proprietary Rights they purport to own, subject in each case to no Encumbrance excepting any Encumbrance that could not reasonably be expected to have a Material Adverse Effect on the Company. The material Proprietary Rights owned by the Company or its Subsidiaries include all Proprietary Rights the use of which is reasonably necessary for the continued conduct of the business of the Company and its Subsidiaries as now conducted. To the knowledge of the Company and its Subsidiaries, the use by the Company and its Subsidiaries of all Proprietary Rights in the operation of the business of the Company and its Subsidiaries does not cause any infringement of the Proprietary Rights of others, and there are no claims against the Company or its Subsidiaries for such infringement except as disclosed in the Company Reports or the Company Disclosure Letter or except where such infringement could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Affiliates is in breach or default of any agreement relating to the acquisition or license by the Company or its Affiliates of any material Proprietary Rights, nor has any event occurred nor does any condition exist that, but for the giving of notice or passage of time, or both, would constitute a breach or default thereunder except for any breach or default that could not reasonably be expected to have a Material Adverse Effect on the Company.

            (j) Taxes. Except as disclosed in the Company Disclosure Letter, the Company and its Subsidiaries have duly filed, when due or within proper extensions of time, all federal, state, local and foreign income, sales, use, employment, excise, premium, value added and other tax returns and reports which are required to be filed by or on behalf of the Company and/or its

                  Subsidiaries or with respect to the income, deductions and credits of the Company and its Subsidiaries, and have paid all taxes (including estimated payments thereof), interest and penalties, if any, shown on such returns, reports or notices. Neither the Company nor any of its Subsidiaries has entered into agreements with the Internal Revenue Service or other taxing authority to extend the period for the assessment and collection of federal income taxes payable with respect to the income, deductions and credits of the Company or its Subsidiaries for any period. Neither the Company nor any of its Subsidiaries has received any notice of deficiency or assessment with respect to any taxable year of the Company or its Subsidiaries that has not been paid or otherwise discharged or adequately reserved against. Except as disclosed in the Company Disclosure Letter, all federal, state, local and foreign income, sales, use, employment, excise, premium, value added and other taxes attributable to the income, business operations, or properties of the Company or its Subsidiaries for periods ending on or before December 31, 1999, have been paid or adequate provision therefor has been made on the Company Reports.

            (k) Litigation. Except as disclosed in the Company Disclosure Letter, there are no judicial or administrative actions, suits or proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened that might reasonably be expected to result in a Material Adverse Effect on the Company, or which question the validity of this Agreement or of any action taken or to be taken in connection herewith.

            (l) Welfare and Benefit Plans. The Company has provided the Investor Group with a list of all severance pay, vacation, sick leave, fringe benefit, medical, dental, life insurance, disability or other welfare plans, savings, profit sharing or other retirement plans and all bonus or other incentive plans, contracts, arrangements or practices (collectively, excluding ordinary commissions and compensation paid to employees for their services, the "Plans") maintained or contributed to by the Company or its Affiliates and in which any one or more of the current or former employees of the Company or its Affiliates (including beneficiaries of employees or former employees) participates or is eligible to participate and each other Plan in which any one or more current or former employees of the Company or its Affiliates (including beneficiaries of employees or former employees) has participated within the immediately preceding five years and for which benefits accrue or the Company or its Affiliates otherwise incur or may incur any material costs in any current or future period. The Company has furnished or made available to the Investor Group true and complete copies of all Plans currently in effect that have been reduced to writing, and written summaries of the material terms of all unwritten Plans currently in effect. All Plans are in compliance with all applicable provisions of ERISA, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All material reports or other documents required by law or contract to be filed with any governmental agency, or distributed to Plan participants or beneficiaries, with respect to the Plans have been timely filed or distributed. Neither the Company nor any Plan Affiliate nor any trustee or any other fiduciary of any of the Plans has engaged in any prohibited transaction within the meaning of sections 406 and 407 of ERISA or section 4975 of the Code with respect to any of the Plans that has occurred during the six-year period preceding the date of this Agreement. The Company and the Plan Affiliates have not, during the past six years, maintained, or been obligated to contribute to, or incurred any liability with respect to, a Plan that is subject to the provisions of Title IV of ERISA, and neither the Company, nor any Plan Affiliate, has incurred any liability under section 4201 of ERISA with respect to any "multi-employer plan" (as such term is defined in section 4001(a)(3) of ERISA) or any other plan subject to Title IV of ERISA, and the consummation of the transactions contemplated by this Agreement will not constitute a complete or partial withdrawal from or with respect to any such "multi-employer plan" or other plan subject to Title IV of ERISA or any collective bargaining agreement to which the Company is a party or by which the Company is bound or otherwise give rise to any liability of the Company in connection therewith. Each of the Plans maintained by the Company which is intended to be "qualified" within the meaning of section 401(a) of the Code and any trust maintained in connection with any of the Plans which trust is intended to be so exempt under section 501(a) of the Code has been determined by the IRS to be so qualified and exempt, as the case may be, and such determinations have not been modified, revoked or limited and nothing has occurred (or failed to occur) since the receipt of such determination letters that would adversely affect any such Plan's qualification or any such trust's exempt status. The Company neither maintains nor is obligated to provide benefits under any life, medical or health plan that provides benefits to retirees or other terminated employees other than (a) benefit continuation rights under COBRA, (b) benefits under insured plans maintained by the Company provided in the event an employee is disabled at the time of termination of the employee's employment with the Company, and (c) the conversion privileges provided under such insured plans. The Company has complied with all of its material obligations under COBRA, and will not incur any liability in connection with the benefit continuation rights under COBRA with respect to its employees or any other employees. No Plan is a multiple employer welfare arrangement. Any Plan that is funded through a "welfare benefit fund" as defined in section 419(e) of the Code has complied and continues to comply with all material requirements of section 419 and 419A of the Code and regulations thereunder. The Company does not maintain any unfunded deferred compensation arrangement with respect to any employee or former employee, which has not been properly accrued on the financial statements included in the Latest Company Report. There are no current or former Plan Affiliates. Except as set forth on the Company Disclosure Letter or as otherwise contemplated by Section 5.10, the consummation of the transactions contemplated by this Agreement will not (a) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, (b) accelerate the time of payment or vesting of any payment, forgive any indebtedness, or increase the amount of any compensation due to any such employee or former employee, or (c) give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G of the Code.

            (m) Franchising Matters. Except as disclosed in the Company Reports or the Company Disclosure Letter:

                  (i) Validity of Franchise Agreements. The Company has provided or made available to the Investors prior to the date hereof, true and correct copies of all franchise and license agreements in effect as of the date hereof for each of its three Brands. The Company has no rights or interest in any franchise and license agreements other than with respect to the Brands, and there are no outstanding options or rights to enter into or acquire any of the Company's franchise and license agreements from the Company or to enter into any other franchise and license agreement with the Company. The Company has not granted any subfranchising or developmental rights to its franchise systems in countries other than the United States. All of the Company's franchise and license agreements are valid, binding and enforceable against each franchisee thereunder subject to any franchisee's or licensee's bankruptcy, insolvency, receivership or similar proceeding under state or federal law; there are no existing defaults by the Company or its Subsidiaries thereunder; and no event has occurred which (with notice, or lapse of time, or both) would constitute a default by the Company or its Subsidiaries thereunder, which in any such case would permit any franchisee or licensee to terminate its franchise or license agreement, or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, and, to the knowledge of the Company and its Subsidiaries, no event has occurred that (with notice, or lapse of time, or both) would constitute a default by the Company or its Subsidiaries thereunder which would permit any franchisee or licensee to terminate its franchise or license agreement, or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. There have been no fees received by the Company pursuant to a franchise or license agreement that are currently, or which with the execution of this Agreement, the consummation of the transactions contemplated hereby, the passage of time, or the giving of notice, or both, would be subject to a claim for refund by a franchisee or licensee that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth a summary schedule, as of a specified recent date, of the term (without giving effect to early termination provisions) and fee arrangements under each of the Company's and its Subsidiaries franchise or license agreements.

                  (ii) Uniform Franchise Offering Circular. The Company has prepared and maintained each of its Uniform Franchise Offering Circulars ("UFOCs") for the three Brands in an accurate and correct manner, has filed its UFOCs in all states in which the Company offered or sold franchises which required registration and approval prior to offers or sales of franchises in such states and has not failed to file any required amendments or renewals on a timely and accurate basis except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Company. There are no misrepresentations or omissions of information in the UFOCs that could reasonably be expected to have a Material Adverse Effect on the Company. The Company has provided or made available to the Investors prior to the date hereof, copies of all material correspondence since January 1, 1998 affecting the registration and renewals of the UFOCs in the applicable states. The Company and its Subsidiaries do not and have not authorized their officers, directors or representatives to furnish any materials or information which is in any way inconsistent with the "earnings claim" information set forth in Item 19 of the UFOCs, as that term is defined by federal and state franchising laws.

                  (iii) Litigation. There is no action, proceeding or
            investigation pending or, to the knowledge of the Company and its Subsidiaries (after reasonable investigation), threatened against or involving the Company or any of its Subsidiaries with any of its domestic or international franchisees and to the Company's and its Subsidiaries' knowledge (after reasonable investigation) there is no basis for any such action, proceeding or investigation except for actions, proceedings or investigations that could not reasonably be expected to have a Material Adverse Effect on the Company. There are no pending or to the Company's and its Subsidiaries' knowledge threatened causes of action by a franchisee or group of franchisees against the Company, its Affiliates, or their officers or directors except for actions, proceedings or investigations that could not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Latest Company Report, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which has or may have an adverse effect on its rights and interest in its franchise agreements or its ability to assign those rights and interest. There are not currently, nor have there ever been any administrative actions, cease and desist orders or other administrative actions by any federal or state agency which regulates franchising that would have a Material Adverse Effect on the Company or which could materially and adversely affect the transactions contemplated by this Agreement.

                  (iv) Compliance with Laws. The Company and its Subsidiaries have not violated any federal or state law or rule or regulation thereunder in connection with the offer and sale of franchises, except for such violations that could not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries have not violated any federal or state law or rule or regulation thereunder in connection with the issuance of a notice of default or termination of any franchise or license agreement that could reasonably be expected to have a Material Adverse

            Effect on the Company. The Company and its Subsidiaries have complied with all applicable federal and state franchise termination, fair practices and relationship laws with respect to the proper notice of default, time to cure, and the actual termination of any of its franchisees as prescribed by such laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (v) Special Discounts or Commitments. The Company has not made to any franchisee, or to any of its franchisees' employees or agents, or to any other Person, any commitment to provide any special discount, allowance or other accommodation other than as set forth in the Company's franchise and license agreements delivered or made available to the Investor Group prior to the date hereof or as disclosed in the UFOCs, or to acquire any minimum or fixed volume of goods or services or to provide any minimum or fixed volume of goods or services.

                  (vi) No Other Agreements. Except as set forth in the franchise and license agreements provided or made available to the Investors prior to the date hereof, there are no other material agreements or special arrangements with any franchisee as of the date hereof.

                  (vii) Advertising Fund and Advisory Councils. The Company has
            at all times complied fully with all agreements governing each of its three advertising funds (the "Funds") except where the failure to comply could not reasonably be expected to have a Material Adverse Effect on the Company. The only covenants or agreements governing the Funds are contained in the articles of incorporation, by-laws, management agreements, standards manuals, and franchise and license agreements previously delivered or made available to the Investor and the Funds and all monies paid thereto have been allocated and used in all material respects in accordance with such documents. The Company has provided the Investor Group with all copies of documents pertaining to the Funds as well as all documents relating to Franchisee Advisory Councils, Local Advertising Cooperatives, Franchisee Associations, or related organizations affecting the franchise systems.

            (n) Existing Permits and Violations of Law. The Company and each of its Subsidiaries has all licenses, permits, approvals, exemptions, orders, approvals, franchises, qualifications, permissions, agreements and governmental authorizations required by law and required for the conduct of the business of the Company and its Subsidiaries as currently conducted, except where the failure to have the same would not have a Material Adverse Effect on the Company. No action or proceeding is pending or, to the knowledge of the Company, threatened that is reasonably likely to result in a revocation, non-renewal, termination, suspension or other material impairment of any material permits of the Company or its Subsidiaries. The business of the Company and its Subsidiaries is not being conducted in violation of any applicable law, except for such violations that would not have a Material Adverse Effect on the Company. No governmental entity has indicated in writing to any executive officer the Company or any Subsidiary an intention to conduct an investigation or review with respect to the Company or any Subsidiary other than, in each case, those which would not have a Material Adverse Effect on the Company.

            (o) Change of Control Agreements. Except as disclosed in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the consummation of the transactions contemplated by this Agreement except as contemplated by Section 5.10. Except as disclosed in the Company Disclosure Letter or as contemplated by Section 5.10, the transactions contemplated by this Agreement will not constitute a "change in control" under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting or lapse of repurchase rights under, any contract to which the Company or any of its Subsidiaries is a party. Except as disclosed in the Company Disclosure Letter or as contemplated by Section 5.10, there are no amounts that will be payable by the Company to any officers of the Company (in their capacity as officers) as a result of the transactions contemplated by this Agreement other than in connection with the purchase of Shares pursuant to the Offer.

            (p) Advisory Fees. With the exception of a fee payable to BAS in its capacity as financial advisor to the Company pursuant to a letter agreement that has been delivered to Investor Group, neither the Company nor any of its Subsidiaries nor any of their officers, directors, or employees, has employed any broker or finder or incurred any liability for any advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

                                    ARTICLE 7
                         Indemnification and Insurance.

      Section 7.1 After the Closing Date, the certificate of incorporation and bylaws of the Company and each of its Subsidiaries shall contain provisions with respect to indemnification no less favorable than those set forth in the certificate of incorporation and the bylaws of the Company and each of its Subsidiaries on the date hereof, which provisions shall not be amended, modified or otherwise repealed for a period of six years after the Closing Date in any manner that would adversely affect the rights thereunder as of the Closing Date of individuals who at the Closing Date were directors, officers, employees or agents of the Company or such Subsidiary, unless such modification is required after the Closing Date by law.

      Section 7.2 The Company shall, and the Investor Group, to the extent of the liability limit hereinafter provided, shall cause the Company, to the fullest extent permitted under applicable law or under the Company's or such Subsidiary's certificate of incorporation or bylaws or any indemnification agreement in effect as of the date hereof, to indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees and disbursements), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, or otherwise (a) arising out of or pertaining to the transactions contemplated by this Agreement (but excluding any matter to the extent involving an Indemnified Party in a capacity other than as a director, officer, employee or agent of the Company) or (b) with respect to any acts or omissions occurring at or prior to the Closing Date, to the same extent as provided in the Company's or such Subsidiary's certificate of incorporation or bylaws or any applicable contract or agreement as in effect on the Closing Date, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date) and subject to the specific terms of any indemnification contract (except as provided in the joint defense agreement contemplated by Section 2.3(e) insofar as it may affect the procedure for the determination of entitlement to indemnification), (a) after the Closing Date, the Company shall pay the reasonable fees and expenses of any counsel retained by the Indemnified Parties, promptly after statements therefor are received and (b) the Company shall cooperate in the defense of any such matter, provided, however, that in the event that any claim or claims for indemnification are asserted or made within the foregoing six year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. Notwithstanding any contrary provision of this Section 7.2, the liability of the Investor Group to cause the Company and its Subsidiaries to indemnify and hold harmless their present and former directors, officers and employees shall be limited to the aggregate amount of cash and fair market value of property received by the Investors and their successors in interest as payments in redemption of the Preferred Stock (but excluding any amounts paid in redemption that represent accrued and unpaid dividends on the Preferred Stock) and as distributions on the Preferred Stock, excluding dividends accrued and paid in cash or in kind at the stated dividend rates for the Preferred Stock and "Ordinary Dividends" (as defined in the Certificates of Designation).

      Section 7.3 In addition, the Company shall provide, for a period of not less than six years after the Closing Date, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Closing Date (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Company shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much of such coverage as possible for such amount.

      Section 7.4 This Article 7 shall survive the consummation of the transactions contemplated by this Agreement at the Closing Date, is intended to benefit the Indemnified Parties, shall be binding on all successors and assigns of the Company and shall be enforceable by the Indemnified Parties.

                                    ARTICLE 8
                                   Termination

      Section 8.1 Termination by Mutual Consent. This Agreement may be terminated and the Offer may be abandoned at any time prior to the Closing Date, before or after any Stockholder Approval, by the mutual consent of the Investors and the Company.

      Section 8.2 Termination by either Party. This Agreement may be terminated and the Offer may be terminated and abandoned by either the Investors or the Company at any time prior to the Closing Date, before or after any Stockholder Approval, if (a) the purchase of Shares pursuant to the Offer shall not have become effective in accordance with the terms of the Offer to Purchase by November 30, 2000, or Stockholder Approval shall not have been obtained by October 15, 2000 (which date shall be automatically extended (to a date not later than November 30, 2000) for each day in excess of 45 calendar days that the SEC requires to initially review and comment on the preliminary Proxy Statement and each day in excess of 20 calendar days thereafter that are required to resubmit, and obtain SEC approval of the revisions to the preliminary Proxy Statement) or
            (b) the Offer shall have expired or shall have been terminated without the acceptance for purchase of any Shares pursuant thereto; provided that the Company shall not have the right to terminate this Agreement or the Offer pursuant to this clause if the termination or expiration of the Offer without the purchase of Shares thereunder is in violation of the terms of the Offer or this Agreement, and the Investors shall not have the right to terminate this Agreement pursuant to this clause if the termination or expiration of the Offer without the acceptance for purchase of Shares thereunder is by reason of a breach of this Agreement by the Investor Group.

      Section 8.3 Termination by Investors. This Agreement may be terminated and the Investment may be abandoned at any time prior to the Closing Date, before or after any Stockholder Approval, by the Investors if:
            (a) any of the conditions set forth in Sections 2.3(d) and (e) shall not have been fulfilled within 10 Business Days after the date of execution of this Agreement; or (b) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement (including the obligation to commence the Offer and accept for purchase and pay for Shares upon the terms and subject to the conditions of the Offer) to be complied with or performed by the Company at or prior to the Closing.

      Section 8.4 Termination by the Company. This Agreement may be terminated and the Offer may be abandoned at any time prior to the Closing Date, before or after any Stockholder Approval, by the Company (a) if the Investor Group shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Investor Group prior to the Closing or (b) if the Board of Directors shall concurrently approve and the Company shall concurrently enter into a definitive agreement providing for the implementation of a Superior Proposal.

      Section 8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Offer pursuant to Section 8.1, 8.2, 8.3 or 8.4, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party hereto, except as provided in Sections
            8.6 and 8.7 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

      Section 8.6 Liquidated Damages.

            (a) In the event that: (i) any of the conditions set forth in Sections 2.3(d) and (e) are not fulfilled within 10 Business Days after the date of execution of this Agreement, (ii) the Company is in material breach or default of its representations, warranties or covenants under this Agreement and as a consequence thereof, the Investor Group exercises any right to terminate this Agreement under Section 8.3 and abandon the Investment, or (iii) the Company or the Company's or any of its Subsidiaries' directors, officers, agent or representatives seeks, solicits, negotiates, encourages, accepts, recommends, endorses, supports, consents to, or acquiesces in an Acquisition Proposal in violation of Section
                  5.3 and as a consequence thereof, the Investor Group exercises any right to terminate this Agreement under Section 8.3 and abandon the Investment, the Company shall (without duplication of any amounts paid under Section 8.6(b)): (i) reimburse the Investor Group for their expenses reasonably incurred for outside legal counsel in connection with investigating the Company and preparation and negotiation of this Agreement and the other agreements, documents, and instruments contemplated by this Agreement, not to exceed $1,000,000; (ii) reimburse the Investor Group for legal expenses reasonably incurred in any litigation or proceeding seeking enforcement of this
                  Section 8.6(a); and (iii) pay to the Investors interest accruing, from the second Business Day after any such demand for payment to the date such sum is paid, at the Applicable Rate.

            (b) In the event the Board of Directors approve and the Company enters into a definitive agreement providing for the implementation of a Superior Proposal, the Company shall (without duplication of any amounts paid under Section 8.6(a)): (i) pay to the Investors on demand, the sum of $3,000,000 to reimburse the Investors for the efforts they have made and will make, the risks they have undertaken and will undertake, and the expenses they have incurred and will incur in investigating the Company, negotiating the transaction, arranging financing, and otherwise preparing to support the Offer and consummate the Investment; (ii) reimburse the Investor Group for their expenses reasonably incurred for outside legal counsel in connection with investigating the Company and preparation and negotiation of this Agreement and the other agreements, documents, and instruments contemplated by this Agreement, not to exceed $1,000,000; (iii) reimburse the Investor Group for legal expenses reasonably incurred in any litigation or proceeding seeking enforcement of this Section 8.6(b); and (iv) pay to the Investors interest accruing, from the second Business Day after any such demand for payment to the date such sum is paid, at the Applicable Rate.

                                    ARTICLE 9
                             Stockholder Protection

      Section 9.1 NASDAQ Listing. From and after the Closing Date, to the extent of its control over such matters, the Investor Group shall use reasonable efforts to cause the Class A Common Stock of the Company to be listed for trading on the NASDAQ Stock Market unless otherwise determined by the Board of Directors acting with a majority vote of the Independent Directors.

      Section 9.2 Restrictions on Stock Acquisitions. From and after the Closing Date until the fourth anniversary of the Closing Date, the Investor Group shall not, and shall not cause or permit any Affiliate of the Investor Group to, purchase shares of the Company's Common Stock either on the open market or pursuant to a tender or exchange offer or in any other transaction (other than in a transaction approved in accordance with Section 12 of the Company's certificate of incorporation or in a transaction between or among the Investor Group and their Affiliates) at a per share price that is less then $7.50, if such transaction is effected within 24 months after the Closing Date, or if effected after such 24 month period at a price that is less than the highest bid price per share for the preceding 52 week period. If the Company shall in any manner subdivide (by stock split, stock dividend or otherwise), combine (by reverse stock split or otherwise), reclassify, recapitalize or take any similar action with respect to the outstanding shares of common stock, then effective provision shall be made by resolution of the Board of Directors with the affirmative votes of a majority of the Independent Directors to adjust the price referred to in this
            Section 9.2 to give effect to any such change.

      Section 9.3 Affiliate Transactions. From and after the Closing Date until the fifth anniversary of the Closing Date, Investor Group shall not cause the Company or any Subsidiary of the Company to enter into or permit to exist any transaction, including any purchase, sale, lease or exchange of property or the rendering of service with any member of the Investor Group or any of their Affiliates (an "Affiliate Transaction") unless the terms thereof (a) are fair and no less favorable to the Company than those that could be obtained in a comparable arms' length transaction with a person that is not a member of the Investor Group or any of their Affiliates, (b) if such Affiliate Transaction involves an amount in excess of $2.0 million,
            (i) are set forth in writing and (ii) have been approved by resolution of the Board of Directors acting with the affirmative votes of a majority of the Independent Directors and (c) if such Affiliate Transaction involves an amount in excess of $5.0 million, the financial terms of which have been determined by a nationally recognized investment banking, valuation or accounting firm to be fair, from a financial point of view, to the Company.

      Section 9.4 Enforcement. The provisions of this Article 9 and the provisions of Article 10 as they relate to Article 9 are for the benefit of the Company's stockholders and shall be enforceable by or in the name of the Company by any of the Independent Directors.

                                   ARTICLE 10
                            Miscellaneous Provisions

      Section 10.1 Payment of Expenses. Except as otherwise provided by Section 8.6, whether or not the Offer and the Investment shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Offer and the Investment.

      Section 10.2 Modification or Amendment. At any time prior to the Closing Date, the parties hereto may, by written agreement, make any modification or amendment of this Agreement approved by their respective boards of directors. Except as contemplated by Section 2.2, this Agreement and the Exhibits hereto shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto. Notwithstanding the foregoing, no amendment, modification, or waiver of any provision of Article 7 or Article 9 shall be effective as against the Company or any Indemnified Parties unless authorized by the Board of Directors acting with the affirmative votes of a majority of the Independent Directors.

      Section 10.3 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Offer and the Investment are for the sole benefit of such party and may be waived by such party by a written instrument, in whole or in part, to the extent permitted by applicable law.

      Section 10.4 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to modify or otherwise affect any of the provisions hereof.

      Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      Section 10.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to the Investor Group, addressed to SDI, Inc., at 200 West Madison Street, Suite 3800, Chicago, Illinois 60606,
            Attention: Harold S. Handelsman (with a copy to Katten Muchin Zavis, 525 West Monroe Street, Chicago, Illinois 60661, Attention: David R. Shevitz and Bruce G. Wilson) and if to the Company, addressed to the Company at 13 Corporate Square, Suite 250, Atlanta, Georgia 30329,
            Attention: Stephen Aronson (with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of America, New York, New York, 10019, Attention: Robert B. Schumer and Paul D.

            Ginsberg), or to such other persons or addresses as may be designated in writing by the party to receive such notice.

      Section 10.7 Entire Agreement. This Agreement and its Exhibits and the Offer Documents constitute the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

      Section 10.8 Assignment; Binding Effect. Neither this Agreement, nor any rights, obligations or interests hereunder, may be assigned by any party hereto, except with the prior written consent of the other parties hereto; provided that any Investor may designate, by written notice to the Company, an Affiliate of such Investor to make its Investment in lieu of such Investor, in the event of which designation all references herein to such Investor shall be deemed references to such Affiliate except that all representations and warranties made herein with respect to such Investor as of the date of this Agreement shall be deemed representations and warranties made with respect to such Affiliate as of the date of such designation; provided, further, that no such assignment shall relieve the assigning Investor of any of its obligations hereunder without the written consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      Section 10.9 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                           [signature page to follow]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first written above.

                                    U.S. FRANCHISE SYSTEMS, INC.

                                    By: /s/ Stephen D. Aronson
                                    --------------------------
                                    Name:  Stephen D. Aronson
                                    Title: Vice President/General Counsel


                                    SDI, INC.

                                    By: /s/ H.S. Handelsman
                                    -----------------------
                                    Name:  H.S. Handelsman
                                    Title: Vice President


                                    MERIDIAN ASSOCIATES, L.P.

                                    By: Meridian Investments, Inc.
                                        Its General Partner

                                    By: /s/ H.S. Handelsman
                                    -----------------------
                                    Name:  H.S. Handelsman
                                    Title: Vice President


                                    HSA PROPERTIES, INC.

                                    By: /s/ H.S. Handelsman
                                    -----------------------
                                    Name:  H.S. Handelsman
                                    Title: Vice President

                            GLOSSARY OF DEFINED TERMS

      "Affiliate" of any particular Person means any other Person, entity or investment fund controlling, controlled by or under common control with such particular Person and any partner of such Person which is a partnership. "Affiliate" with respect to the Investors, HSA Properties, and Meridian, means, in addition to the foregoing, any and all of the lineal descendants of Nicholas
J. Pritzker, deceased, any and all trusts for their benefit or for the benefit of any of their spouses, and any Person owned or controlled by such lineal descendants or trusts.

      "Applicable Rate" means a fluctuating rate of interest corresponding to a rate per annum equal to 3.0 percent in excess of the prime rate reported from time to time in the Wall Street Journal.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

      "Closing Date" means the date upon which the Investors' purchase of Preferred Stock occurs.

      "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "DGCL" means the General Corporation Law of the State of Delaware.

      "Directors' Option Plan" means the U.S. Franchise Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors.

      "Encumbrance" with respect to any property means any mortgage, pledge, lien, security interest, charge, encumbrance, conditional sale or title retention agreement, option or other claim affecting such property or its use or marketability.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" mean the Securities Exchange Act of 1934, as amended.

      "Foreign Laws" means the applicable laws and regulations of any foreign country.

      "GAAP" mean generally accepted accounting principles consistently applied from period to period.

      "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the federal regulation promulgated thereunder.

      "Independent Directors " means the persons serving from time to time as "Independent Directors " under new Section 12.1 of the Company's certificate of incorporation.

      "Investor Group" means, collectively, Meridian, HSA Properties, and the Investors.

      "Material Adverse Effect" with respect to any Person means a material adverse effect on the assets, financial condition, results of operations, cash flows, or business prospects of such Person and its Subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not include (i) changes in general economic or financial or market conditions, including changes in the trading price of the Shares, (ii) changes in conditions or circumstances generally affecting the lodging or franchising industry or (iii) changes resulting from this Agreement or from the announcement of the transactions contemplated hereby.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Plan Affiliate" means each Person with whom the Company constitutes or has constituted all or part of a controlled group, or which would be treated or has been treated with the Company as under common control or whose employees would be treated or have been treated as employed by the Company, under section 414 of the Code or section 4001(b) of ERISA.

      "Proprietary Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

      "Restricted Stock " means (i) the 123,805 shares of Class A Common Stock held by Michael Leven, and designated as Restricted Shares under the Amended and Restated Employee Stock Purchase Agreement between the Company and Michael Leven, entered into as of September 29, 1995, as amended effective October 24, 1996 (the "Leven Stock

Purchase Agreement"), (ii) the 233,032 Restricted Shares held by Andrea Leven originally acquired under the Leven Employee Stock Purchase Agreement, (iii) 589,865 Restricted Shares held by Neal Aronson acquired under the Amended and Restated Employee Stock Purchase Agreement between the Company and Neal K. Aronson entered into as of September 29, 1995, as amended effective October 24, 1996 (the "Aronson Employee Stock Purchase Agreement"), and (iv) 424,615 Shares that have been reallocated to other members of management or transferred to members of Michael A. Leven's family.

      "SEC" means the United States Securities and Exchange Commission.

      "Significant Subsidiary" means any significant subsidiary of the Company within the meaning of Regulation S-X under the Securities Exchange Act of 1934, as amended.

      "State Laws" mean the applicable laws and regulations of the several states of the United States of America or any political subdivision thereof.

      "Stockholder Litigation" means the complaint filed May 17, 2000 in the United States District Court for the Northern District of Georgia, Atlanta Division, Case No. 00- CV-1244, captioned Forrest P. Gunter on behalf of himself and all others similarly situated vs. U.S. Franchise Systems, Inc., Michael A. Leven, Neal K. Aronson, and Richard Goldstein.

      "Stock Option Plan" means the Company's Amended and Restated 1996 Stock Option Plan.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustee thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity. For purposes of this Agreement, Best Reservation Corporation, an Illinois not-for-profit corporation, Microtel Reservations and Advertising Fund, Inc., a Georgia not-for-profit corporation and Hawthorn Reservations and Advertising Fund, Inc., a Georgia not-for-profit corporation, shall not be deemed to be Subsidiaries of the Company or any of its Subsidiaries.

                                    EXHIBIT A

                                 LEVEN AGREEMENT

      This Agreement is made as of June __, 2000, between Meridian Associates, L.P., an Illinois limited partnership ("Meridian"), and Michael A. Leven and Andrea Leven (the "Stockholders").

                                    RECITALS

      SDI, Inc., a Nevada corporation, HSA Properties, Inc., a Delaware corporation and Meridian have entered into a Recapitalization Agreement dated as of the date hereof with US Franchise Systems, Inc., a Delaware corporation (the "Company"), contemplating, among other things, an investment by the Investors in new Preferred Stock of the Company and an offer by the Company to purchase shares of its Common Stock. The Stockholders are the record and beneficial owners of an aggregate of 1,555,303 Shares of Common Stock of the Company (the "Shares"). The Investor Group has requested that the Stockholders enter into this Agreement simultaneously with the execution and delivery of the Recapitalization Agreement.

                                    AGREEMENT

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      Section 1. Defined Terms. Capitalized words used in this Agreement as defined terms shall have the meanings given to them in the Recapitalization Agreement, unless otherwise defined herein.

      Section 2. Standstill.

            (a) The Stockholders agree, solely in their capacity as stockholders of the Company, that for a period of 90 days subject to Section 4, the Stockholders shall not sell or otherwise dispose of or exchange the Shares for another class of securities except pursuant to a Superior Proposal, solicit or enter into discussions with anyone else regarding an offer to purchase or acquire their Shares (or enter into any agreement in advance to sell or exchange their Shares if such an offer is made), or vote their Shares in favor of a merger, consolidation, asset sale or similar transaction relating to the Company, or provide information or take any other action or make any statement that would reasonably be expected to adversely affect the transactions contemplated by the Recapitalization Agreement. The Stockholders will promptly advise Meridian of any proposals or discussions known to the Stockholders regarding any Acquisition Proposal or any attempt to acquire any of their Shares.

            (b) It is understood and agreed that the undertaking of the Stockholders in Section 2(a) applies to the Stockholders solely in their capacity as stockholders of the Company and shall not apply to actions, judgments, or decisions of Mr. Leven in his capacity as a director or officer of the Company as may be necessary to discharge his fiduciary duties as a director of the Company.

      Section 3.  Voting of Shares.

      At any meeting of stockholders of the Company called for this purpose, the Stockholders shall vote their Shares and any other shares of Common Stock of the Company as to which the Stockholders or either of them have the power to vote, in person or by proxy, in favor of any resolution authorizing the issuance of the Preferred Stock and the Class A Common Stock issuable upon conversion of the B Preferred, the Charter Amendments, and any other matter necessary or advisable in order to consummate the transactions contemplated by the Recapitalization Agreement.

      Section 4.  Termination

      The undertakings of the Stockholders in Section 2(a) and Section 3 shall terminate if: (a) the Company's financial adviser advises the board of directors of the Company or its special committee that it will be unable to render an opinion, within five days after the date hereof and prior to the Offer, to the effect that the transactions contemplated by the Recapitalization Agreement are fair to stockholders of the Company from a financial point of view, unless the failure to do so results from the failure of the financial adviser to act in good faith; or (b) the Offer is terminated or withdrawn pursuant to Section 5.3(c) of the Recapitalization Agreement or the Recapitalization Agreement is earlier terminated in accordance with Section 8.4 thereof.

      Section 5.  Agreement Regarding Tender Offer

      The Stockholders shall not tender for purchase pursuant to the Offer more of their Shares than will result in more than fifty percent (50%) of their Shares being acquired by the Company pursuant to the Offer. If Shares tendered by the Stockholders are subject to prorationing in the Offer, the Stockholders will request that the Company purchase the Stockholders' Class A Common Stock before purchasing any Class B Common Stock.

      Section 6. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against Meridian or the Stockholders unless such modification, amendment or waiver is approved in writing signed by the party to be bound. The failure of any party to enforce any of the provi sions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      Section 7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provi sion of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      Section 8. Entire Agreement. Except as otherwise expressly set forth herein, this document, together with all other agreements to be executed and delivered by Mr. Leven in connection with the transactions contemplated by the Recapitalization Agreement, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      Section 9. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Meridian and the Stockholders and any subsequent holders of the Shares and the respective successors and assigns of each of them, except that this Agreement may not be assigned without the prior written consent of the Company, which is an intended third party beneficiary of this provision.

      Section 10. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      Section 11. Remedies. Meridian shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that Meridian may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      Section 12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to any other recipient at the address indicated on the signature pages hereof, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

      Section 13. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

      Section 14. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

           [Remainderof page intentionally left blank; signature page follows.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                          MERIDIAN ASSOCIATES, L.P.
                                          By: Meridian Investments, Inc.

                                          By:_______________________________
                                          Name: ____________________________
                                          Its: _______________________________

                                          220 West Madison, Suite 3800
                                          Chicago, Illinois 60606
                                          Attention: Harold S. Handlesman


                                          Michael A. Leven


                                          ------------------------------------
                                          Andrea E. Leven

                                          5 Wesley Ridge Road
                                          Atlanta, Georgia 30327

                                    EXHIBIT B

                              TERMINATION AGREEMENT

      This Termination Agreement (this "Agreement") is made and entered into as of June ___, 2000 by and among Meridian Associates, L.P. ("Meridian"), HSA Properties, Inc., a Delaware corporation ("HSA Properties"), Michael A. Leven ("Leven"), Neal K. Aronson ("Aronson") and U.S. Franchise Systems, Inc., a Delaware corporation (the "Company").

                                    RECITALS

      Reference is made to that certain Shareholders' Agreement, dated as of March 12, 1998, and Amendment No. 1 thereto dated March 10, 1999, by and among Meridian, as successor in interest to Hawthorn Suites Associates, an Illinois joint venture, HSA Properties, Leven, Aronson and the Company (as amended, the "Shareholders' Agreement").

      The Company, SDI, Inc., a Nevada corporation, HSA Properties, and Meridian are parties to a Recapitalization Agreement dated as of June ___, 2000 (the "Recapitalization Agreement"). In connection with the consummation of the transactions contemplated by the Recapitalization Agreement, the parties hereto, both directly and indirectly for themselves and their affiliates, desire to terminate the Shareholders' Agreement in total, effective as herein provided.

                                    AGREEMENT

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Capitalized words used in this Agreement as defined terms shall have the meanings given to them in the Recapitalization Agreement, unless otherwise defined herein.

      2. Effective as of the Closing Date, the Shareholders' Agreement is hereby terminated in its entirety, and thereafter shall be of no further force or effect. On or before the Closing Date, the parties hereto (other than Aronson) will execute and deliver the Stockholders Agreement in the form of Exhibit J to the Recapitalization Agreement.

      3. Notwithstanding the foregoing, this Agreement shall cease to be effective if: (a) the Offer shall have expired in accordance with its terms without the acceptance for purchase of at least 3,000,000 Shares pursuant thereto, (b) the Offer shall have been terminated or withdrawn for any reason (other than a breach by Aronson of any of his obligations to the Company and/or the Investor Group), (c) the Recapitalization is earlier terminated for any reason (other than a breach by Aronson of any of his obligations to the Company and/or the Investor Group) in accordance with
Article 8 thereof or otherwise, (d) the Offer shall have been amended or otherwise modified in any material respect (other than the extension of the time for tenders of Shares), including, without limitation, to reduce the number of Shares which the Company is offering to purchase or the price at which the Company will purchase Shares pursuant thereto, or (e) the Restricted Stock shall not have fully vested (and no longer be subject to forfeiture) immediately before the Closing Date (but subject to the Closing).

      4. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                          U.S. FRANCHISE SYSTEMS, INC.

                                          By:
                                          Title:


                                          MERIDIAN ASSOCIATES, L.P.
                                          By: Meridian Investments, Inc.
                                          Its: General Partner

                                          By:
                                          Title:


                                          HSA PROPERTIES, INC.

                                          By:
                                          Title:


                                          Michael A. Leven


                                          Neal K. Aronson

                                    EXHIBIT C

                             SUMMARY OF TENDER OFFER

Number of Shares to be           Up to 8,666,666, but not less than 3,000,000
Purchased                        Shares of Common Stock of the Company (the
                                 "Shares")

Purchase Price $7.50 per Share (the "Purchase Price"), net to the stockholder tendering in cash.

How to Tender Shares             To validly tender shares the (1) certificates
                                 for the tendered Shares, or confirmation receipt of such Shares, together with the properly completed and duly executed letter of transmittal, or manually signed facsimile, with any required signature guarantees, must be received by 5:00 p.m., New York Time on the expiration date by the depository; or (2) the tendering holder must comply with the guaranteed delivery procedure which requires
                                 (a) tender be made through an eligible
                                 institution; (b) depository receives on or prior to expiration date a properly completed and executed notice of guaranteed delivery including signature guarantee by an eligible institution; and (c) certificates of all tendered Shares in proper form for transfer and any required signature guarantees required by the letter of transmittal are received by the depository within 3 NASDAQ trading days after depository receives such notice of guaranteed delivery.

Brokerage Commissions            Tendering stockholders who hold Shares in their
                                 own name and who tender their Shares directly to the depository will not be obligated to pay brokerage commissions. Stockholders holding
                                 Shares through brokers or banks are urged to consult the brokers or banks to determine whether the transaction costs are applicable if stockholders tender Shares through the brokers or banks and not directly to the depository.

Stock Transfer Tax               None, if payment is made to the registered
                                 holder.

Expiration and Proration Dates   ________, 2000 at 5:00 p.m. New York Time,
                                 unless extended by the Company.

Payment Date                     As soon as practicable after the expiration
                                 date.

Position of the Company and its  Subject to Section 5.3 of the Recapitalization
Board of Directors               Agreement, the Board will recommend acceptance
                                 of the Offer for those stockholders who wish to receive cash for their Shares.

Withdrawal Rights                Tendered Shares may be withdrawn at any time
                                 until the expiration date.

Proration                        In the event more than 8,666,666 Shares are
                                 validly tendered and not withdrawn, the Company will accept for payment, and thereby purchase
                                 Shares, on a pro rata basis. The Offer shall include a right for stockholders who tender both Class A Common Stock and Class B Common
                                 Stock to indicate which Shares are to be accepted for payment first in the event of proration.

Conditions to the Offer          The Offer is subject to the following
                                 conditions:

                                 (1) minimum number of Shares tendered must be
                                     3,000,000;

                                 (2) Receipt of Stockholder Approvals regarding
                                     the (a) issuance of Series A Preferred
                                     Stock, Series B Preferred Stock and the
                                     Class A Common Stock issuable upon the
                                     conversion/ exchange of the Series B
                                     Preferred Stock, and (b) the Charter
                                     Amendments;

                                 (3) Regulatory Clearances, i.e., HSR, blue sky
                                     laws, etc.

                                 (4) The Investors shall not have breached in
                                     any material respect any of their covenants or agreements contained in the Recaptialization Agreement, nor shall any representation or warranty of the Investors in the Recapitalization Agreement shall have been untrue as of the date of the Recapitalization Agreement or as of the date of the acceptance for payment of the Shares tendered pursuant to the Offer, which breach or breaches, in the aggregate, would have a material adverse effect on the Company; and

                                 (5) All conditions to the Investors' obligation
                                     to purchase the Preferred Stock shall have been fulfilled or waived; and

                                 (6) In addition, the Company may withdraw the
                                     Offer and will not be required to accept for purchase and pay for Shares if any of the following occur:

                                     (a) there shall have occurred (i) any
                                     general suspension of trading in securities in, or limitation of prices for, securities on the New York Stock Exchange, Inc., or the NASDAQ Stock

                                     Market (ii) a declaration of a general
                                     banking moratorium or any suspension of
                                     payments in respect of banks in the United
                                     States; or (iii) a declaration of war by the Congress of the United States; or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; and

                                     (b) the Company shall have publically
                                     withdrawn, modified or amended in any
                                     material respect its recommendation of
                                     acceptance of the Offer; and

                                     (c) there shall have been any statute,
                                     rule, regulation, judgment, order, decree or injunction, promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or related transactions by or before any government or governmental authority or agency, domestic or foreign that directly or indirectly (i) prohibits, or imposes any material limitations on, the Investors' ownership or operation of all or a material portion of the Company's business or assets or (ii) prohibits, or makes illegal the acceptance for payment, purchase or payment for Shares or the consummation of the Offer or related transactions; and

                                     (d) the Recapitalization Agreement shall have been terminated in accordance with its terms.

                                  EXHIBIT D

                               ARONSON AGREEMENT

      This Agreement is made as of June ___, 2000, between Meridian Associates, L.P., an Illinois limited partnership ("Meridian"), and Neal K. Aronson (the "Stockholder").

                                   RECITALS

      SDI, Inc., a Nevada corporation, HSA Properties, Inc. a Delaware corporation, and Meridian, have entered into a Recapitalization Agreement dated as of June ___, 2000 (the "Recapitalization Agreement"), with U.S. Franchise Systems, Inc., a Delaware corporation (the "Company"), contemplating, among other things, an investment by the Investors in new Preferred Stock of the Company and an offer by the Company to purchase shares of its Common Stock. The Stockholder is the record and beneficial owner of 2,099,318 Shares of Common Stock of the Company (the "Stockholder Shares"). The Investor Group has requested that the Stockholder enter into this Agreement simultaneously with the execution and delivery of the Recapitalization Agreement.

                                   AGREEMENT

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      Section 1. Defined Terms. Capitalized words used in this Agreement as defined terms shall have the meanings given to them in the Recapitalization Agreement, unless otherwise defined herein.

      Section 2. Termination. Notwithstanding any of the provisions herein, the Stockholder's obligations stated in this Agreement shall cease to be effective if (a) the Offer shall have expired in accordance with its terms without the acceptance for purchase of at least 3,000,000 Shares pursuant thereto, (b) the Offer shall have been terminated or withdrawn for any reason (other than a breach by the Stockholder of any of his obligations to the Company and/or the Investor Group), (c) the Recapitalization Agreement is earlier terminated for any reason (other than a breach by the Stockholder of any of his obligations to the Company and/or the Investor Group) in accordance with Section 8.4 thereof or otherwise, (d) the Offer shall have been amended or otherwise modified in any material respect (other than the extension of time for tenders of Shares), including, without limitation, to reduce the number of Shares which the Company is offering to purchase or the price at which the Company will purchase Shares pursuant thereto, or (e) the Restricted Stock shall not have fully vested (and no longer be subject to forfeiture) immediately before the Closing Date (but subject to the Closing).

      Section 3. Agreement Regarding Tender Offer. The Stockholder shall, prior to the expiration date of the Offer, duly tender all of his Stockholder Shares to the Company for purchase pursuant to the Offer and shall not withdraw such Stockholder Shares.

      Section 4. Voting Shares. At any meeting of stockholders of the Company called for this purpose, the Stockholder shall vote his Stockholder Shares and any other shares of Common Stock of the Company as to which the Stockholder has the power to vote, in person or by proxy, in favor of any resolution authorizing, in accordance with the Recapitalization Agreement, the issuance of the Preferred Stock and the Class A Common Stock issuable upon conversion of the B Preferred, the Charter Amendments, and any other action necessary or advisable in order to consummate the transactions contemplated by the Recapitalization Agreement.

      Section 5. Agreement to Convert. If the Offer is consummated in accordance with its terms and the Company purchases any Shares but does not purchase all of the Stockholder's Shares, the Stockholder will take all actions required to exercise his right to convert his Shares that represent Class B Common Stock into Shares that represent Class A Common Stock, effective on or before the first Business Day after the Closing Date.

      Section 6. Termination of Other Agreements.

            (a) The Stockholder shall take such actions and execute and deliver such instruments as Meridian may deem reasonably necessary and appropriate to terminate the Registration Rights Agreement among the Company, Alpine Hospitality Equities LLC, Leven and Aronson dated April 28, 1998 (the "Alpine Registration Rights Agreement") and the Registration and Tag-Along Rights Agreement among Sextant Trading LLC, Lubert-Adler Real Estate Opportunity Fund, L.P., Lubert-Adler Real Estate Opportunity Fund II, L.P., Lubert-Adler Capital Real Estate Opportunity Fund, L.P., the Company, Leven and Aronson dated March, 1998 (the "Sextant/Lubert-Adler Agreement") and/or the Stockholder's rights under those agreements, effective as of the Closing Date.

            (b) The Stockholder shall execute and deliver a Special Durable Power of Attorney as of the date hereof (the "Power of Attorney"), pursuant to which Power of Attorney the Stockholder shall irrevocably appoint Michael A. Leven as his true lawful attorney-in-fact to execute and deliver in the name and on behalf of the Stockholder (i) the documents required to be executed and delivered in order to terminate the Alpine Registration Rights Agreement and for the rights of the Stockholder thereunder, (ii) the documents required to be executed and delivered in order to terminate the Sextant/Lubert-Adler Agreement and for the rights of the Stockholder thereunder and (iii) any other documents required to be executed in connection with the matters described in the preceding clauses
      (i) and (ii).

      Section 7. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against Meridian or the Stockholder unless such modification, amendment or waiver is approved in writing signed by the party to be bound. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      Section 8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      Section 9. Entire Agreement. Except as otherwise expressly set forth herein, this document together with the agreements dated the date hereof to which the Stockholder is a party relating to the transactions contemplated by the Recapitalization Agreement shall serve as the entire agreement of the parties hereto concerning the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      Section 10. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Meridian and the Stockholder and any subsequent holders of the Shares and the respective successors and assigns of each of them.

      Section 11. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      Section 12. Remedies. Each of the parties hereto shall be entitled to enforce its or his rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      Section 13. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class certified mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to any other recipient at the address indicated on the signature pages hereof, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, when received if sent by U.S. mail and one day after deposit with a reputable overnight courier service.

      Section 14. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

      Section 15. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

           [Remainderof page intentionally left blank; signature page follows.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                          MERIDIAN ASSOCIATES, L.P.
                                          By: Meridian Investments Inc.

                                          By:_______________________________
                                          Name: ____________________________
                                          Its: _______________________________

                                          200 West Madison, Suite 3800
                                          Chicago, Illinois 60606
                                          Attention: Harold S. Handlesman


                                          Neal Aronson

                                          Address:
                                          75 14th Street, #4630
                                          Atlanta, Georgia 30309

                                    EXHIBIT E

                              SEPARATION AGREEMENT

      The parties to this Agreement (the "Agreement"), entered into this ____ day of June 2000 are Neal K. Aronson ("Employee") and U.S. Franchise Systems, Inc. (the "Company").

      The Company, SDI, Inc., HSA Properties, Inc. and Meridian Associates, L.P., have entered into a Recapitalization Agreement dated as of June ___, 2000 (the "Recapitalization Agreement"), contemplating, among other things, an investment by the Investors in new Preferred Stock of the Company and an offer by the Company to purchase shares of its Common Stock.

      Employee and the Company are parties to (a) the Employment Agreement made as of October 1, 1995, as amended by the Amendment to Employment Agreement made as of January 15, 1997 (as amended, the "Employment Agreement") and (b) an Indemnification Agreement dated as of November ___, 1996 (the "Indemnification Agreement"). Subject to the occurrence of the Closing Date, the parties have agreed that Employee's employment with the Company shall end on the terms and conditions set forth herein.

      In consideration of the promises, mutual covenants and agreements contained in this Agreement, Employee and the Company agree as follows:

      1. Capitalized words used in this Agreement as defined terms shall have the meanings given to them in the Recapitalization Agreement, unless otherwise defined herein.

      2. Notwithstanding any of the provisions contained herein, the Employee's obligations and resignations and releases in favor of the Company stated in this Agreement, and the Company's obligations and releases in favor of Employee as stated in this Agreement, shall cease to be effective if: (a) the Offer shall have expired in accordance with its terms without the acceptance for purchase of at least 3,000,000 Shares, (b) the Offer shall have been terminated or withdrawn for any reason (other than a breach of any of Employee's obligations to the Company and/or the Investor Group), (c) the Recapitalization Agreement is earlier terminated for any reason other than a breach of any of Employee's obligations to the Company and/or the Investor Group) in accordance with Article 8 thereof or otherwise, (d) the Offer shall have been amended or otherwise modified in any material respect (other than the extension of the time for tenders of Shares), including, without limitation, to reduce the number of Shares which the Company is offering to purchase or the price at which the Company will purchase Shares pursuant thereto, or (e) the Restricted Stock shall not have fully vested (and no longer be subject to forfeiture) immediately before the Closing Date (but subject to the Closing).

      3. Employee's employment pursuant to the Employment Agreement shall end effective as of the close of business sixty (60) days after the Closing Date (the "Ending Date"). From and after the Closing Date, Employee shall have no further authority to act as an officer or agent of the Company or otherwise bind the Company with respect to any obligation or undertaking, except to the extent expressly authorized by the Company's Chief Executive Officer after the Closing Date. Employee shall resign from any and all offices and positions he holds with the Company effective as of the Ending Date (except with respect to his position as a director, which resignation shall be effective as of the Closing Date). The Employment Agreement shall continue in effect through the Ending Date and Employee shall be entitled through such date to all salary, bonuses, expense reimbursement, property, medical insurance, dental insurance, life insurance, and other employment related benefits (other than severance, holiday pay, vacation pay, stock options and other compensation and benefits on or after the Ending Date by reason of the termination of Employee's employment or other events) provided for in the Employment Agreement through the Ending Date. If Employee resigns from the Company for any reason on or after the Closing Date and prior to the Ending Date, he shall nevertheless be entitled to receive all of the payments and other rights provided for on Schedule A (except that the payments provided in the preceding sentence shall be through the effective date of his resignation). For the purposes of calculating any bonus that accrues based on the number of franchises signed during any calendar quarter, Employee shall be entitled to the pro rata portion, calculated on a daily basis, based on the amount of the bonus the Employee would be entitled to if such Employee had remained employed by the Company for the full calendar quarter.

      4. After the Ending Date, the Company shall provide Employee with such compensation, payments and benefits as are described on Schedule A, incorporated by reference herein. Employee acknowledges and agrees that the payments and benefits specified in this Agreement are in full and complete satisfaction of any and all obligations of the Company to Employee on and after the Ending Date, for salary, severance pay, bonuses, expense reimbursement, property, holiday pay, vacation pay, stock options, medical insurance, dental insurance, life insurance, and other employment - related benefits to which Employee might otherwise be entitled. Employee acknowledges that a portion of the payments and benefits may be subject to any and all applicable withholding and other employment taxes.

      5. Notwithstanding any other provision of this Agreement, Employee, and his beneficiaries and dependents as applicable, shall retain his entitlement to:
(a) any and all benefits to which he is entitled under the terms of any plan maintained or contributed to by the Company which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, (b) any continuation of health or medical coverage at the Employee's, beneficiary's or dependent's expense, to the extent required by the relevant provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, (c) the rights to which Employee is entitled as of the Ending Date under any vested options not yet exercised under the Company's Amended and Restated 1996 Stock Option Plan or with respect to any Shares then owned by Employee, and (d) the indemnification rights (and rights to maintenance of directors' and officers' insurance) to which Employee is entitled as a director or an officer of the Company or its Affiliates with respect to his services as such prior to the Ending Date to the fullest extent provided in the Company's certificate of incorporation, bylaws, Article 7 of the

Recapitalization Agreement, the Indemnification Agreement, or Section 10 of the Employment Agreement, each as in effect as of the date hereof. The Company confirms that the rights of Employee under clause (d) of this Section 5 shall extend to the Shareholder Litigation and any related lawsuits or similar litigation in accordance with the terms and conditions of such rights.

      6. Employee agrees to turn over to the Company on the Ending Date all confidential information, materials and tangible personal property of the Company, which are used in or pertain to the business of the Company, in each case that are within his possession or control on that date, it being understood that Employee shall not be precluded from retaining copies of information or materials that reasonably relate to Employee's compensation and benefits and other contractual rights or that Employee may reasonably require for personal tax purposes or for litigation purposes.

      7. After the Closing Date and until the Ending Date, Employee shall(a) continue to serve the Company in pursuit of an orderly transition of his duties,
(b) make himself available, upon the request of the Company, to render services to the Company relevant to the transition of responsibilities of Employee to other employees of the Company and (c) receive compensation as provided in this Agreement.

      8. EFFECTIVE ON THE CLOSING DATE, EMPLOYEE HEREBY RELEASES, FOREVER DISCHARGES AND COVENANTS NOT TO SUE THE COMPANY, ANY PREDECESSOR OR SUCCESSOR OF THE COMPANY, AND ANY AND ALL OF THEIR RESPECTIVE PAST OR PRESENT OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, AND EMPLOYEES (ALL COLLECTIVELY, THE "RELEASED PARTIES"), FROM ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTION, DEMANDS, CLAIMS, AGREEMENTS, PROMISES, DEBTS, LAWSUITS, LIABILITIES, RIGHTS, CONTROVERSIES, COSTS, EXPENSES AND FEES WHATEVER WITH RESPECT TO THE EMPLOYMENT AGREEMENT (COLLECTIVELY, "EMPLOYEE CLAIMS"), WHETHER ARISING IN CONTRACT, TORT OR ANY OTHER THEORY OF ACTION, WHETHER ARISING IN LAW OR EQUITY, WHETHER KNOWN OR UNKNOWN, CHOATE OR INCHOATE, MATURED OR UNMATURED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, ACCRUED OR UNACCRUED, ASSERTED OR UNASSERTED, FROM THE BEGINNING OF TIME UP TO THE CLOSING DATE, EXCEPT FOR, IN EACH CASE, THOSE OBLIGATIONS OF THE COMPANY (a) CREATED BY OR ARISING OUT OF THIS AGREEMENT, OR TO THE EXTENT ARISING ON OR AFTER THE CLOSING DATE AND PRIOR TO THE ENDING DATE, CREATED OR ARISING OUT OF THE EMPLOYMENT AGREEMENT (OTHER THAN RIGHTS TO COMPENSATION AND BENEFITS ON OR AFTER THE ENDING DATE BY REASON OF THE TERMINATION OF EMPLOYEE'S EMPLOYMENT OR OTHER EVENTS, WHICH EMPLOYEE IS RELEASING), (b) TO WHICH EMPLOYEE HAS RETAINED ENTITLEMENT UNDER SECTION 5 OF THIS AGREEMENT, CREATED BY OR ARISING OUT OF SECTION 10 OF THE EMPLOYMENT AGREEMENT OR THE INDEMNIFICATION AGREEMENT OR (c) FOR SALARY AND BENEFITS ACCRUED UNDER THE EMPLOYMENT AGREEMENT AS OF THE TERMINATION DATE (OTHER THAN RIGHTS TO COMPENSATION AND BENEFITS ON OR AFTER THE ENDING DATE BY REASON OF THE TERMINATION

OF EMPLOYEE'S EMPLOYMENT OR OTHER EVENTS, WHICH EMPLOYEE IS RELEASING). EMPLOYEE EXPRESSLY WAIVES THE BENEFIT OF ANY STATUTE OR RULE OF LAW WHICH, IF APPLIED TO THIS AGREEMENT, WOULD OTHERWISE PRECLUDE FROM ITS BINDING EFFECT ANY EMPLOYEE CLAIM AGAINST ANY RELEASED PARTY NOT NOW KNOWN BY EMPLOYEE TO EXIST. EXCEPT AS NECESSARY FOR EMPLOYEE TO ENFORCE THIS AGREEMENT, THIS AGREEMENT IS INTENDED TO BE A SPECIAL RELEASE AND A COVENANT NOT TO SUE THAT EXTINGUISHES ALL EMPLOYEE CLAIMS AND PRECLUDES ANY ATTEMPT BY EMPLOYEE TO INITIATE ANY LITIGATION AGAINST ANY RELEASED PARTY BASED ON EMPLOYEES CLAIMS. IF EMPLOYEE COMMENCES OR CONTINUES ANY EMPLOYEE CLAIM IN VIOLATION OF THIS AGREEMENT, THE RELEASED PARTY SHALL BE ENTITLED TO ASSERT THIS AGREEMENT AS A BAR TO SUCH ACTION OR PROCEEDING AND SHALL BE ENTITLED TO RECOVER ITS ATTORNEYS' FEES AND COSTS OF LITIGATION FROM THE PARTY COMMENCING OR CONTINUING THE EMPLOYEE CLAIM, INCLUDING REASONABLE COMPENSATION FOR THE SERVICES OF THE INTERNAL PERSONNEL OF THE RELEASED PARTY. EMPLOYEE IS NOT, HOWEVER, WAIVING ANY RIGHT OR CLAIM THAT MAY ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED.

      9. EFFECTIVE ON THE CLOSING DATE, THE COMPANY HEREBY RELEASES, FOREVER DISCHARGES AND COVENANTS NOT TO SUE EMPLOYEE, FROM ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTION, DEMANDS, CLAIMS, AGREEMENTS, PROMISES, DEBTS, LAWSUITS, LIABILITIES, RIGHTS, DUES, CONTROVERSIES, COSTS, EXPENSES AND FEES WHATEVER, WITH RESPECT TO THE EMPLOYMENT AGREEMENT OR EMPLOYEE'S SERVICE AS AN EMPLOYEE, DIRECTOR OR OFFICER OF THE COMPANY (COLLECTIVELY, "COMPANY CLAIMS"), WHETHER ARISING IN CONTRACT, TORT OR ANY OTHER THEORY OF ACTION, WHETHER ARISING IN LAW OR EQUITY, WHETHER KNOWN OR UNKNOWN, CHOATE OR INCHOATE, MATURED OR UNMATURED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, ACCRUED OR UNACCRUED, ASSERTED OR UNASSERTED, FROM THE BEGINNING OF TIME UP TO THE CLOSING DATE, EXCEPT FOR, IN EACH CASE, THOSE OBLIGATIONS OF EMPLOYEE (a) CREATED BY OR ARISING OUT OF THIS AGREEMENT OR TO THE EXTENT ARISING ON OR PRIOR TO THE ENDING DATE, CREATED OR ARISING OUT OF THE EMPLOYMENT AGREEMENT, (b) THOSE OBLIGATIONS ARISING UNDER SECTION 7 OF THE EMPLOYMENT AGREEMENT AND SECTION 9 OF THE EMPLOYMENT AGREEMENT TO THE EXTENT IT RELATES TO SECTION 7 OF THE EMPLOYMENT AGREEMENT, (c) ANY ACT OR OMISSION OF EMPLOYEE INVOLVING FRAUD, BREACH OF DUTY OF LOYALTY, OR ANY OTHER MATTER FOR WHICH HE MAY BE HELD LIABLE TO STOCKHOLDERS OF THE COMPANY OR LIABLE TO THE COMPANY IN A STOCKHOLDER DERIVATIVE CLAIM, (d) ANY ACT OR OMISSION NOT TAKEN OR MADE IN GOOD FAITH AND IN A MANNER EMPLOYEE REASONABLY BELIEVES TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE COMPANY, OR (e) ANY CLAIM THE RELEASE OF WHICH BY THE COMPANY WOULD IMPAIR THE RIGHTS OF THE COMPANY OR ITS DIRECTORS AND OFFICERS UNDER THE COMPANY'S DIRECTORS' AND

OFFICERS' INSURANCE. THE COMPANY EXPRESSLY WAIVES THE EMPLOYEE COVENANT NOT TO COMPETE IN SECTION 8(b) (1) OF THE EMPLOYMENT AGREEMENT. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF ANY STATUTE OR RULE OF LAW WHICH, IF APPLIED TO THIS AGREEMENT, WOULD OTHERWISE PRECLUDE FROM ITS BINDING EFFECT ANY COMPANY CLAIM AGAINST EMPLOYEE NOT NOW KNOWN BY THE COMPANY TO EXIST. EXCEPT AS NECESSARY FOR THE COMPANY TO ENFORCE THIS AGREEMENT, THIS AGREEMENT IS INTENDED TO BE A SPECIAL RELEASE AND A COVENANT NOT TO SUE THAT EXTINGUISHES ALL COMPANY CLAIMS AND PRECLUDES ANY ATTEMPT BY THE COMPANY TO INITIATE ANY LITIGATION AGAINST EMPLOYEE BASED UPON COMPANY CLAIMS. IF THE COMPANY COMMENCES OR CONTINUES ANY COMPANY CLAIM IN VIOLATION OF THIS AGREEMENT, EMPLOYEE SHALL BE ENTITLED TO ASSERT THIS AGREEMENT AS A BAR TO SUCH ACTION OR PROCEEDING AND SHALL BE ENTITLED TO RECOVER HIS ATTORNEYS' FEES AND COSTS OF LITIGATION FROM THE PARTY COMMENCING OR CONTINUING THE COMPANY CLAIM. THE COMPANY IS NOT, HOWEVER, WAIVING ANY RIGHT OR CLAIM THAT MAY ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED.

      10. Employee represents and warrants that Employee has not assigned or transferred, or purported to assign or transfer, to any person or entity, any Employee Claim or any portion thereof or interest therein.

      11. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class certified mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to any other recipient at the address indicated on the signature pages hereof, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, when received if sent by U.S. mail and one day after deposit with a reputable overnight courier service.

      12. This Agreement, together with the other agreements dated the date hereof to which Employee is a party relating to the transactions contemplated by the Recapitalization Agreement, shall serve as the entire agreement of the parties concerning the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      13. Each party agrees that such party shall not make or publish any statement (orally or in writing), or instigate or assist or participate in the making or publication of any statement that would libel, slander, or disparage (whether or not such disparagement legally constitutes libel or slander) or expose to contempt or ridicule the other party. For purposes of the preceding sentence, the Company shall be deemed to have made (and shall be deemed to be responsible for) all statements made by its Chief Executive Officer or its Chief Operating

Officer or any other authorized officer or agent speaking on behalf of the Company in the capacity of an authorized representative or any authorized officer or agent of Meridian, HSA Properties or SDI speaking on their behalf in the capacity of an authorized representative. The provisions of this Section 13 shall not apply to any statement made in connection with any legal or administrative proceeding or otherwise required by law.

      14. This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs, assigns, administrators, executors and legal representatives of the parties and other Persons described in this Agreement.

      15. This Agreement shall be deemed to have been executed and delivered within the State of Georgia and the rights and obligations of the parties shall be construed and enforced in accordance with, and governed by, the laws of the State of Georgia without regard to that state's rules regarding conflict of laws. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the parties.

      16. The parties agree that any dispute relating to this Agreement or Employee's employment with the Company or the termination thereof shall be submitted by the parties to, and decided by, the courts in Atlanta, Georgia.

      17. In the event that either party shall initiate legal action to enforce the terms and conditions of this Agreement, in addition to any other legal or equitable relief to which the prevailing party in such action may be entitled, the prevailing party in such action shall be entitled to recover from the other party its legal fees and other expenses reasonably incurred in connection with such action; in the event that a party shall prevail as to some but not all matters at issue in such action, each party shall be entitled to a recovery of its or his legal fees and other expenses reasonably incurred with respect to the matters as to which such party prevailed, as shall be determined by the court upon application of any party.

      18. The remedy for a breach of this Agreement shall be limited to an action for damages, and no party shall assert as a right or remedy for breach of any provision of this Agreement, the validity or unenforceability of any other provision of this Agreement.

      19. EMPLOYEE HAS BEEN ADVISED AND ENCOURAGED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. EMPLOYEE AFFIRMS THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS THIS AGREEMENT, HAS HAD SUFFICIENT TIME TO CONSIDER IT, HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND HAVE IT EXPLAINED, AND IS ENTERING INTO THIS AGREEMENT FREELY AND VOLUNTARILY, WITH AN UNDERSTANDING THAT THE GENERAL RELEASE WILL HAVE THE EFFECT OF WAIVING ANY ACTION OR RECOVERY HE MIGHT PURSUE FOR ANY CLAIMS ARISING ON OR PRIOR TO THE DATE OF THE EXECUTION OF THIS AGREEMENT.

                            [Signature Page follows.]

      IN WITNESS WHEREOF, the parties have executed this Agreement on this date or dates set forth below.

                                    U.S. FRANCHISE SYSTEMS, INC.


_________________________           By:_____________________________
Neal Aronson                        Name:___________________________
                                    Its:_____________________________

75 14th Street, #4630               13 Corporate Square, Suite 250
Atlanta, Georgia 30329              Atlanta, Georgia 30329



Subscribed and sworn to before      Subscribed and sworn to before
me this __________ day of           me this __________ day of
___________________ 2000.           ___________________ 2000.

--------------------------          --------------------------------
        Notary Public                     Notary Public

                                   SCHEDULE A


1. Medical insurance plan coverage for Employee and his dependents continued at the cost of the Company for a period of 16 months from and after the Ending Date; provided, however, that such coverage shall cease if Employee becomes eligible for similar coverage provided by another employer.

2.    A cash payment in the amount of $350,000.00 payable on the Ending Date.

3. Reimbursement for any and all documented employee business expenses not yet reimbursed as of the Ending Date, subject to the Company's normal reimbursement policies.

4. Employee shall be entitled to request and receive from the Company at the Company's expense office space determined by the Company at the Company's headquarters, use of phone services and customary office support services for a period of 30 days following the Ending Date.

5. Reimbursement of the reasonable out-of-pocket costs of travel relating to pursuit of other employment opportunities for a period beginning on the date of this Agreement and ending 60 days after the Ending Date, up to a maximum aggregate reimbursement of $15,000.00.

6. Reimbursement of legal fees in connection with this Agreement up to a maximum amount of $10,000.00.

7 Reimbursement of relocation expenses incurred in connection with one relocation incident to his next employment position to the extent not reimbursed by such employer, up to a maximum reimbursement of $15,000.00.

8. The Company shall assign to Employee, as of the Closing Date, the Company's interest in the split-dollar life insurance insuring Employee's life and the Company shall not be obligated for any further payments with respect thereto, it being understood that neither Employee, his estate or beneficiaries shall be required to reimburse the Company (out of the proceeds of such life insurance or otherwise) for any premiums paid by the Company prior to the Ending Date.

                                    EXHIBIT F

                                   CERTIFICATE

                                   -----------

                  SETTING FORTH A RESOLUTION CREATING A SERIES
                        OF PREFERRED STOCK DESIGNATED AS
              "SERIES A 8.5% CUMULATIVE REDEEMABLE PREFERRED STOCK"
                      ADOPTED BY THE BOARD OF DIRECTORS OF
                          U.S. FRANCHISE SYSTEMS, INC.

         Pursuant to the Provisions of Section 151(g) of Title 8 of the
                       Delaware Code of 1953, as amended.

      We, the undersigned ________________ and _______________, respectively the President and Secretary of U.S. Franchise Systems, Inc., a Delaware corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

      FIRST: By the Certificate of Incorporation the total number of shares which the Corporation may issue is set forth in Article Fourth as follows: "The total number of shares of all classes of stock that the Corporation shall have authority to issue is Thirty-Six Million (36,000,000), of which (a) Thirty-Five Million (35,000,000) shall be shares of Common Stock, par value $.01 per share, and (b) One Million (1,000,000) shall be shares of preferred stock, par value $.01 per share"; and by the Certificate of Incorporation the shares of preferred stock are authorized to be issued by the Board of Directors from time to time in one or more series and the Board of Directors is expressly authorized to determine in the resolution providing for the issuance of any series of preferred stock, subject to the provisions of the Certificate of Incorporation, the designation, dividend rate, redemption provisions, rights on liquidation or dissolution, sinking fund provisions, conversion rights, voting power, and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of shares of such series not fixed and determined by the Certificate of Incorporation.

      SECOND: The Board of Directors of the Corporation pursuant to the authority so vested in it by the Certificate of Incorporation, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, as amended, at a meeting duly held, adopted the following resolution creating a series of Preferred Stock designated as "Series A 8.5% Cumulative Redeemable Preferred Stock":

                   "A RESOLUTION OF THE BOARD OF DIRECTORS OF
                     U.S. FRANCHISE SYSTEMS, INC. CREATING A
                     SERIES OF PREFERRED STOCK DESIGNATED AS
             'SERIES A 8.5% CUMULATIVE REDEEMABLE PREFERRED STOCK."

      Be It Resolved, that, pursuant to authority expressly granted to and vested in the Board of Directors of U.S. Franchise Systems, Inc., hereinafter called the "Corporation", by the provisions of the Certificate of Incorporation, the Board of Directors of the Corporation hereby creates a series of the preferred stock of the Corporation to consist initially of 77,000 shares, and hereby fixes the designations, dividend rate, redemption provisions, rights on liquidation or dissolution, conversion rights, voting powers, and other preferences and relative, participating, optional or other special rights, and the qualifications, limitation or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock of all series) as follows:

      Section 1. Designation

            The series of the Corporation's Preferred Stock, par value $.01 per share, created by this resolution shall be designated as the "Series A 8.5% Cumulative Redeemable Preferred Stock" and is hereinafter referred to in this resolution as the "Series A Preferred Stock". Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10.

      Section 2. Dividends.

            2.1. General Obligation. When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends to the holders of Series A Preferred Stock as provided in this Section 2. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock (a "Share") shall accrue at the rate of 8.5% per annum, compounded quarterly, of the Issue Price thereof, plus the amount of any accrued and unpaid dividends on such Share through the most recent Dividend Reference Date, from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share is paid in cash. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

            2.2. Dividend Reference Dates. All accrued dividends on outstanding Shares of Series A Preferred Stock shall be payable (whether or not declared) on March 31, June 30, September 30 and December 31 of each year (the "Dividend Reference Dates"), beginning on the first Dividend Reference Date (the "First Dividend Reference Date") following the first date of issuance of Series A Preferred Stock.

            2.3. Payment of Dividends in Kind. At the option of the Corporation (exercisable by resolution of the Board of Directors acting with the affirmative votes of a majority of the Independent Directors), dividends accrued from time to time on the Series A Preferred Stock at any time on or before the second Anniversary Date, may be paid in the form of additional Shares of Series A Preferred Stock (including fractional Shares expressed as a decimal rounded to the nearest 1/1000 of a Share) having an initial Liquidation Value equal to the amount of the dividend so paid. The Corporation shall at all times reserve and keep available out of the authorized but unissued

Shares of Series A Preferred Stock, solely for the purpose of issuance as dividends on Series A Preferred Stock, such maximum number of Shares of Series A Preferred Stock as may become issuable as dividends on Series A Preferred Stock.

            2.4. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to any Share of Series A Preferred Stock, such payment shall be distributed ratably among the holders of Series A Preferred Stock based upon the number of Shares of Series A Preferred Stock held by each such holder.

      Section 3. Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares of Series A Preferred Stock held by such holder, and the holders of Series A Preferred Stock shall not be entitled to any further payment. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

      Section 4. Priority of Preferred Stock.

            So long as any Series A Preferred Stock remains outstanding, neither the Corporation or any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation or any Subsidiary directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (other than dividends paid solely in shares of capital stock of the Corporation consisting of Junior Securities), if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay in cash the full amount of dividends accrued but unpaid on the Series A Preferred Stock or the Corporation has failed to make any redemption of the Series A Preferred Stock required hereunder; provided that the Corporation may purchase up to 8,666,666 shares of Common Stock on or promptly following the first date of issuance of Series A Preferred Stock with proceeds of sale of Series A Preferred Stock and Series B 6% Cumulative Redeemable Convertible/Exchangeable Preferred Stock of the Corporation.

      Section 5. Redemptions.

            5.1. Scheduled Redemption. On the seventh Anniversary Date, the Corporation shall redeem in cash, out of funds legally available therefor, all outstanding Shares of Series A Preferred Stock at a price per Share equal to the Liquidation Value thereof as of the Redemption Date.

            5.2. Optional Redemption. In addition to the mandatory redemption otherwise required by this Section 5, the Corporation shall have the option to redeem all or any portion of the Shares of Series A Preferred Stock at any time and from time to time on (upon the notice and otherwise in the manner set forth in this Section 5), exercisable by resolution of the Board of Directors acting with the affirmative votes of a majority of the Independent Directors.

            5.3. Redemption Payment. For each Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share as of the Redemption Date. If the funds of the Corporation legally available for redemption of Shares on the Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem but which it has not redeemed.

            5.4. Notice of Redemption. The Corporation shall mail written notice of each redemption of any Series A Preferred Stock to each record holder of Series A Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

            5.5. Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Series A Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares of Series A Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of Shares of Series A Preferred Stock then held by such holder and the denominator of which shall be the total number of Shares of Series A Preferred Stock then outstanding.

            5.6. Dividends After Redemption Date. From and after the Redemption Date (unless the Corporation shall default in the payment of the redemption price when due) dividends on Shares of Series A Preferred Stock called for redemption or otherwise required to be redeemed on such Redemption Date shall cease to accrue and such Shares shall no longer be deemed to be outstanding, and all rights (except the right to receive the redemption price thereof) of the holder thereof, as the holder of such Shares of Series A Preferred Stock, shall cease.

            5.7. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and shall not be reissued, sold or transferred as Shares of Series A Preferred Stock.

            5.8. Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series A Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of Series A Preferred Stock on the basis of the number of Shares of Series A Preferred Stock owned by each such holder.

      Section 6. Voting Rights.

            6.1. Generally. Except as otherwise provided herein and as otherwise required by law, the Series A Preferred Stock shall have no voting rights; provided that each holder of Series A Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting.

            6.2. Other Voting Rights. The Corporation shall not merge or consolidate with another entity or entities, sell all or substantially all of its assets or dissolve or liquidate without the prior approval of the holder or holders of at least a majority of the Series A Preferred Stock then outstanding voting together as a separate class; provided that the Corporation may, without obtaining such approval, merge with any wholly-owned Subsidiary so long as (a) the Corporation is the surviving corporation, (b) the terms of the Series A Preferred Stock are not changed and (c) the Series A Preferred Stock is not exchanged for cash, securities or other property.

            6.3. Additional Class Voting Rights. In addition to any other vote or consent required herein or by law, the vote or written consent of the holder or holders of a majority of the then outstanding Shares of Series A Preferred Stock shall be necessary for effecting or validating the following actions:

            (a) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation (or any increase in the authorized or designated number of any such new class or series) ranking senior to or on a parity with the Series A Preferred Stock as to payment of dividends, distribution of assets upon liquidation, dissolution or winding-up (whether voluntary or involuntary), voting, redemption or otherwise; or

            (b) Any action that results in any amendment, alteration, or repeal (by merger or consolidation or otherwise) of any provisions of the Certificate of Incorporation or any certificate amendatory thereof so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series A Preferred Stock.

      Section 7.  Registration of Transfer.

            The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange there-for representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Shares of Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Shares of Series A Preferred Stock represented by the surrendered certificate.

      Section 8. Replacement.

            Upon receipt of an affidavit of the registered holder or other evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that the holder's own unsecured indemnity agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of Series A Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      Section 9. Financial Statements. The Corporation shall (a) file when due all of its reports, including, without limitation, annual and quarterly reports, required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and (b) if the Corporation is not subject to
Section 13 or 15(d) of the Exchange Act, the Corporation shall provide to the holder or holders of Shares of Series A Preferred Stock the financial statements that would be required to be included in the Corporation's annual and quarterly reports filed with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, which shall be delivered or made available to the holder or holders of Shares of Series A Preferred Stock when the Corporation would be required to file periodic reports with the SEC under the Exchange Act if it were subject to Section 13 or 15(d) of the Exchange Act.

      Section 10. Definitions.

      "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.

      "Anniversary Date" mean each anniversary of the First Dividend Reference Date.

      "Common Stock" means, collectively, the Corporation's Class A Common Stock, par value $.01 per share the Corporation's Class B Common Stock, par value $.01 per share and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Independent Directors" means, so long as Section 12 of the Certificate of Incorporation is in effect, the directors of the Corporation who are serving as Independent Directors (as defined in the Certificate of Incorporation); and after Section 12 of the Certificate of Incorporation ceases to be effective, Independent Directors means directors of the Corporation who are not a director, officer, employee, agent, independent contractor or other representative of a record or beneficial owner of Series A Preferred Stock or any Affiliate of such owner.

      "Issue Price" of any Share of Series A Preferred Stock is $1,000.00.

      "Junior Securities" means any of the Corporation's equity securities other than the Series A Preferred Stock.

      "Liquidation Value" of any Share of Series A Preferred Stock as of any particular date shall be equal to the Issue Price plus all accrued but unpaid dividends through the date of determination of Liquidation Value.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Redemption Date" as to any Share means the date specified in the notice of any redemption given or required to be given by the Corporation; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

      "SEC" means the Securities and Exchange Commission.

      "Subsidiary" means any Person of which the Corporation owns, directly or through one or more intermediaries, more than 50% of the outstanding capital stock (or other ownership interests) possessing the voting power (under ordinary circumstances) in electing the board of directors (or other governing body).

      Section 11. Amendment and Waiver.

      No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the (a) prior written consent of the holder or holders of at least a majority of the Series A Preferred Stock outstanding at the time such action is taken and (b) approval by resolution of the Board of Directors acting with the affirmative votes of a majority of the Independent Directors. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the (a) prior written consent of the holder or holders of a majority of the Series A Preferred Stock then outstanding and
(b) approval by resolution of the Board of Directors acting with the affirmative votes of a majority of the Independent Directors.

      Section 12. Notices.

      Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

      THIRD: The Series A Preferred Stock shall initially consist of 77,000 shares, which number of shares may be increased or decreased (but not below the number then outstanding plus the maximum number of additional shares required to be reserved for issuance as dividends on the Series A Preferred Stock) from time to time by the Board of Directors of the Corporation.

      RESOLVED, FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 151(g) of Title 8 of the Delaware Code of 1953, as amended.

      IN WITNESS WHEREOF, this Certificate has been made under the seal of U.S. Franchise Systems, Inc., and has been signed by the undersigned
___________________, President, and ____________, Secretary, this ____ day of
_________ 2000.


                                    ------------------------------------------
                                                     President

[SEAL]

----------------------------
Secretary

                                    EXHIBIT G

                                   CERTIFICATE

                                   -----------

                  SETTING FORTH A RESOLUTION CREATING A SERIES
                        OF PREFERRED STOCK DESIGNATED AS
                      "SERIES B 6.0% CUMULATIVE REDEEMABLE
                    CONVERTIBLE/EXCHANGEABLE PREFERRED STOCK"
                      ADOPTED BY THE BOARD OF DIRECTORS OF
                          U.S. FRANCHISE SYSTEMS, INC.

         Pursuant to the Provisions of Section 151(g) of Title 8 of the
                       Delaware Code of 1953, as amended.

      We, the undersigned ________________ and _______________, respectively the President and Secretary of U.S. Franchise Systems, Inc., a Delaware corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

      FIRST: By the Certificate of Incorporation the total number of shares which the Corporation may issue is set forth in Article Fourth as follows: "The total number of shares of all classes of stock that the Corporation shall have authority to issue is Thirty-Six Million (36,000,000), of which (a) Thirty-Five Million (35,000,000) shall be shares of Common Stock, par value $.01 per share, and (b) One Million (1,000,000) shall be shares of preferred stock, par value $.01 per share"; and by the Certificate of Incorporation the shares of preferred stock are authorized to be issued by the Board of Directors from time to time in one or more series and the Board of Directors is expressly authorized to determine in the resolution providing for the issuance of any series of preferred stock, subject to the provisions of the Certificate of Incorporation, the designation, dividend rate, redemption provisions, rights on liquidation or dissolution, sinking fund provisions, conversion rights, voting power, and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of shares of such series not fixed and determined by the Certificate of Incorporation.

      SECOND: The Board of Directors of the Corporation pursuant to the authority so vested in it by the Certificate of Incorporation, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, as amended, at a meeting duly held, adopted the following resolution creating a series of Preferred Stock designated as "Series B 6.0% Cumulative Redeemable Convertible/Exchangeable Preferred Stock":

                   "A RESOLUTION OF THE BOARD OF DIRECTORS OF
                     U.S. FRANCHISE SYSTEMS, INC. CREATING A
                     SERIES OF PREFERRED STOCK DESIGNATED AS
            'SERIES B CUMULATIVE REDEEMABLE CONVERTIBLE/EXCHANGEABLE
                                PREFERRED STOCK."

      Be It Resolved, that, pursuant to authority expressly granted to and vested in the Board of Directors of U.S. Franchise Systems, Inc., hereinafter called the "Corporation", by the provisions of the Certificate of Incorporation, the Board of Directors of the Corporation hereby creates a series of the preferred stock of the Corporation to consist initially of 18,200 shares, and hereby fixes the designations, dividend rate, redemption provisions, rights on liquidation or dissolution, conversion rights, voting powers, and other preferences and relative, participating, optional or other special rights, and the qualifications, limitation or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock of all series) as follows:

      Section 1.  Designation

            The series of the Corporation's Preferred Stock, par value $.01 per share, created by this resolution shall be designated as the "Series B 6.0% Cumulative Redeemable Convertible/ Exchangeable Preferred Stock" and is hereinafter referred to in this resolution as the "Series B Preferred Stock". Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 14.

      Section 2.  Dividends.

            2.1. General Obligation. When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends to the holders of Series B Preferred Stock as provided in this Section 2. Except as otherwise provided herein, dividends on each share of Series B Preferred Stock (a "Share") shall accrue at the rate of 6.0% per annum, compounded quarterly, of the Issue Price thereof, plus the amount of any accrued and unpaid dividends on such Share through the most recent Dividend Reference Date, from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share is paid in cash or the date on which such Share is converted/exchanged into shares of Conversion Stock hereunder. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

            2.2. Dividend Reference Dates. All accrued dividends on outstanding Shares of Series B Preferred Stock shall be payable (whether or not declared) on March 31, June 30, September 30 and December 31 of each year (the "Dividend Reference Dates"), beginning on the first Dividend Reference Date (the "First Dividend Reference Date") following the first date of issuance of Series B Preferred Stock.

            2.3. Payment of Dividends in Kind. At the option of the Corporation (exercisable by resolution of the Board of Directors acting with the affirmative votes of a majority of the

Independent Directors), dividends accrued from time to time on the Series B Preferred Stock at any time may be paid in the form of additional Shares of Series B Preferred Stock (including fractional Shares expressed as a decimal rounded to the nearest 1/1000 of a Share) having an initial Liquidation Value equal to the amount of the dividend so paid. The Corporation shall at all times reserve and keep available out of the authorized but unissued Shares of Series B Preferred Stock, solely for the purpose of issuance as dividends on Series B Preferred Stock, such maximum number of Shares of Series B Preferred Stock as may become issuable as dividends on Series B Preferred Stock.

            2.4. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to any Series B Preferred Stock, such payment shall be distributed ratably among the holders of Series B Preferred Stock based upon the number of Shares of Series B Preferred Stock held by each such holder.

      Section 3.  Participating Dividends.

            If the Corporation declares or pays a dividend in cash on or in respect of the Conversion Stock out of annual after-tax earnings (determined in accordance with generally accepted accounting principles consistently applied) in any fiscal year (an "Ordinary Dividend") then the Corporation shall pay to the holders of Series B Preferred Stock at the time of payment thereof the Ordinary Dividends which would have been paid on the shares of Conversion Stock that would have been held by the holders of Series B Preferred Stock had such Series B Preferred Stock been converted/exchanged immediately prior to the date on which a record is taken for such Ordinary Dividend, or, if no record is taken, the date as of which the record holders of Conversion Stock entitled to such Ordinary Dividends are to be determined.

      Section 4.  Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Series B Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares of Series B Preferred Stock held by such holder, and the holders of Series B Preferred Stock shall not be entitled to any further payment. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series B Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

      Section 5.  Priority of Preferred Stock.

            So long as any Series B Preferred Stock remains outstanding, neither the Corporation or any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation or any Subsidiary directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay in cash the full amount of dividends accrued on the Series B Preferred Stock or the Corporation has failed to make any redemption of the Series B Preferred Stock required hereunder; provided that the Corporation may purchase up to 8,666,666 shares of Common Stock on or promptly following the first date of issuance of Series B Preferred Stock with proceeds of sale of Series B Preferred Stock and Series A 8.5% Cumulative Redeemable Preferred Stock of the Corporation.

      Section 6.  Redemptions.

            6.1. Scheduled Redemption. On the tenth Anniversary Date, the Corporation shall, out of funds legally available therefor, redeem all outstanding Shares of Series B Preferred Stock at a price per Share equal to the Liquidation Value thereof as of the Redemption Date.

            6.2. Optional Redemption. In addition to the mandatory redemption otherwise required by this Section 6, the Corporation shall have the option to redeem all or any portion of the Shares of Series B Preferred Stock at any time and from time to time on or after the seventh Anniversary Date (upon the notice and otherwise in the manner set forth in this Section 6), exercisable by resolution of the Board of Directors acting with the affirmative votes of a majority of the Independent Directors.

            6.3. Redemption Payment. For each Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share as of the Redemption Date. If the funds of the Corporation legally available for redemption of Shares on the Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem but which it has not redeemed.

            6.4. Notice of Redemption. The Corporation shall mail written notice of each redemption of any Series B Preferred Stock to each record holder of Series B Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall, subject to the rights arising out of any prior conversion/exchange, become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

            6.5. Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Series B Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares of Series B Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of Shares of Series B Preferred Stock then held by such holder and the denominator of which shall be the total number of Shares of Series B Preferred Stock then outstanding.

            6.6. Dividends After Redemption Date. From and after the Redemption Date (unless the Corporation shall default in the payment of the redemption price when due) dividends on Shares of Series B Preferred Stock called for redemption or otherwise required to be redeemed on such Redemption Date shall cease to accrue and such Shares shall no longer be deemed to be outstanding, and all rights (except the right to receive the redemption price thereof) of the holder thereof, as the holder of such Shares of Series B Preferred Stock, shall cease.

            6.7. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and shall not be reissued, sold or transferred as Shares of Series B Preferred Stock.

            6.8. Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series B Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of Series B Preferred Stock on the basis of the number of Shares of Series B Preferred Stock owned by each such holder.

      Section 7.  Voting Rights.

            7.1. Generally. The holders of the Series B Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Series B Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class, with each Share of Series B Preferred Stock entitled to one vote per Share for each share (including for this purpose, fractional shares) of Conversion Stock issuable upon conversion/exchange of a Share of Series B Preferred Stock.

            7.2. Other Voting Rights. The Corporation shall not merge or consolidate with another entity or entities, sell all or substantially all of its assets or dissolve or liquidate without the prior approval of the holder or holders of at least a majority of the Series B Preferred Stock then outstanding voting together as a single class; provided that the Corporation may, without obtaining such approval, merge with any wholly-owned Subsidiary so long as (a) the Corporation is the surviving corporation, (b) the terms of the Series B Preferred Stock are not changed and (c) the Series B Preferred Stock is not exchanged for cash, securities or other property.

            7.3. Additional Class Voting Rights. In addition to any other vote or consent required herein or by law, the vote or written consent of the holder or holders of a majority of the then outstanding Shares of Series B Preferred Stock shall be necessary for effecting or validating the following actions:

            (a) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation (or any increase in the authorized or designated number of any such new class or series) ranking senior to or on a parity with the Series B Preferred Stock as to payment of dividends, distribution of assets upon liquidation, dissolution or winding-up (whether voluntary or involuntary), voting, redemption or otherwise; or

            (b) Any action that results in any amendment, alteration, or repeal (by merger or consolidation or otherwise) of any provisions of the Certificate of Incorporation or any certificate amendatory thereof so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series B Preferred Stock.

      Section 8.  Conversion/Exchange.

            8.1.  Conversion/Exchange Price

            (a) The initial conversion/exchange price for the Series B Preferred Stock shall be $7.50 per Share (as adjusted as provided in Section 8.1(b), the "Initial Conversion Price").

            (b) On the 90th day after the first date of issuance of Series B Preferred Stock (the "Reset Date"), the Initial Conversion Price shall be adjusted so that the Initial Conversion Price then and thereafter in effect shall be the lesser of (i) $7.50 and (ii) 130% of the Market Price as of the Reset Date; provided that the Initial Conversion Price, as so adjusted, shall not be less than $6.50.

            (c) The "Conversion Price" shall be, initially, the Initial Conversion Price and shall be adjusted from time to time as provided in this Section 8, giving effect on the Reset Date to any other adjustment to the Conversion Price provided in this Section 8 as a result of events on or prior to the Reset Date.

            8.2.  Conversion/Exchange Procedure.

            (a) Subject to the provisions for adjustment hereinafter set forth, any holder of Series B Preferred Stock may convert/exchange at any time and from time to time all or any portion of the Series B Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by (i) multiplying (A) the number of Shares of Series B Preferred Stock to be converted/exchanged times (B) 1,000 times (C) the Initial Conversion Price and (ii) dividing the result by the Conversion Price then in effect without giving effect to any adjustment to the Conversion Price pursuant to Section 8.6.

            (b) Each conversion/exchange of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred Stock to be converted/exchanged have been surrendered at the principal office of the Corporation, together with cash and/or Face Value of Series A Preferred Stock equal to (i) the number of shares of Conversion Stock issuable upon the conversion/exchange of the Series B Preferred Stock surrendered for conversion/exchange multiplied by the Conversion Price then in effect, minus (ii) the aggregate Liquidation Value of the Series B Preferred Stock surrendered for conversion/exchange determined as of the effective date of such conversion/exchange. At such time as such conversion/exchange has been effected, the rights of the holder of such Series B Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion/exchange shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

            (c) As soon as possible after a conversion/exchange has been effected (but in any event within three business days in the case of subparagraph (i) below), the Corporation shall deliver to the converting/exchanging holder:

                  (i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion/exchange in such name or names and in such denomination or denominations as the converting/exchanging holder has specified;

                  (ii) the amount payable under subparagraph (f) below with
            respect to such conversion/exchange; and

                  (iii) a certificate representing any Shares (including
            fractional Shares expressed as a decimal rounded to the nearest 1/1000) of Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion/exchange but which were not converted/exchanged.

            (d) The issuance of certificates for shares of Conversion Stock upon conversion/exchange of Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion/exchange and the related issuance of shares of Conversion Stock. Upon conversion/exchange of each Share of Series B Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion/exchange shall be validly issued, fully paid and nonassessable.

             (e) The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Conversion Stock issued or issuable upon conversion/exchange of Series B Preferred Stock in any manner which interferes with the timely conversion/exchange of Series B Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion/exchange of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

            (f) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph (f), be deliverable upon any conversion/exchange of the Series B Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion/exchange.

            (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion/exchange of the Series B Preferred Stock, such maximum number of shares of Conversion Stock issuable upon the conversion/exchange of all outstanding Series B Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

            8.3. Subdivision or Combination of Conversion Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reclassification or otherwise) one or more classes of its outstanding shares of Conversion Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split, reclassification or otherwise) one or more classes of its outstanding shares of Conversion Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this Section 8.3 shall become effective retroactively with respect to conversions/exchanges made subsequent to the record date in the case of a stock split or dividend, and shall become effective on the effective date in the case of a subdivision, combination or reclassification.

            8.4. Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to ensure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore issuable upon the conversion/exchange of such holder's Shares of Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted/exchanged its Shares of Series B Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to ensure that the provisions of this Section 8 and Sections 9 and 10 hereof shall thereafter be applicable to the Series B Preferred Stock

(including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Conversion Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock issuable upon conversion/exchange of Series B Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            8.5. Certain Events. If any event occurs of the type contemplated by the provisions of Sections 8.3 and 8.4 but not expressly provided for by such provisions, then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 8 or decrease the number of shares of Conversion Stock issuable upon conversion/exchange of each Share of Series B Preferred Stock.

            8.6. Special Adjustments. If the Corporation incurs Special Losses (as defined below) from time to time after June 2, 2000, and prior to the fifth Anniversary Date, then the Conversion Price shall be reduced on each date Special Losses are incurred by an amount equal to (a) the aggregate Special Losses, divided by the total number of issued and outstanding shares of Conversion Stock of the Corporation (on a fully diluted basis) as of the date of the adjustment, minus (b) the aggregate amount of all prior adjustments to the Conversion Price under this Section 8.6. For purposes of this Section 8.6, Special Losses means (i) the total amount of any and all losses incurred by the Corporation after June 2, 2000 and prior to the fifth Anniversary Date, as a result of payments, in the form of loans or otherwise, made or required to be made to Alpine Hospitality Ventures, LLC ("Alpine") (and potentially any other Persons as may be required) by reason of the obligation of the Corporation in
Section 16 of that certain Supplements to Agreements dated April 28, 1998 (the "Alpine Agreement"), or the release of such obligation by Alpine or any claim by any Person in connection therewith, and all other associated out-of-pocket costs, losses, damages and expenses (including, without limitation, reasonable fees and expenses of attorneys) incurred by the Corporation and its Subsidiaries in connection therewith, provided that Special Losses shall not include payment of up to $2.5 million in the aggregate to Alpine Hospitality Holdings LLC or any of its Affiliates in connection with the termination of certain of the Company's management agreements and certain of the Company's obligations under the Alpine Agreement; and (ii) the total amount of any and all losses incurred by the Corporation after June 2, 2000, and prior to the fifth Anniversary Date by reason of any amounts paid by the Corporation in settlement of claims or satisfaction of judgments in connection with any stockholder or derivative litigation asserting a cause of action arising out of events or circumstances occurring or existing before June 2, 2000 and any out-of-pocket expenses incurred by the Corporation in the defense or settlement thereof, including, but not limited to, the fees and expenses of legal counsel and experts for the Corporation or its directors and officers, but only to the extent not paid or reimbursed to the Corporation from available insurance.

            8.7. Minimum Adjustment; Rounding. Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price shall be made pursuant to this Section 8 in an amount less than $.01 per Share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per Share or more. For the purpose of calculation of fractional Shares of Series B Preferred Stock resulting from the conversion/exchange of Series B Preferred Stock, fractional Shares shall be expressed as a decimal rounded to the nearest 1/1,000 of a Share.

            8.8. Notices.

            (a) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock setting forth in reasonable detail the calculation of such adjustment.

            (b) The Corporation shall give written notice to all holders of Series B Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Conversion Stock, (ii) with respect to any pro rata subscription offer to holders of Conversion Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

            (c) The Corporation shall also give written notice to the holders of Series B Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

      Section 9.  Liquidating Dividends.

            If the Corporation declares or pays a dividend upon the Conversion Stock or makes any other distribution (whether pursuant to a merger, consolidation, or otherwise) to holders of Conversion Stock as such (whether in cash, evidences of its indebtedness or assets), excepting Ordinary Dividends and dividends payable in shares of Conversion Stock (a "Liquidating Dividend"), then the Corporation shall pay or distribute to each holder of Series B Preferred Stock at the time of payment or distribution thereof the Liquidating Dividend that would have been paid or distributed to such holder if such holder had held the number of shares of Conversion Stock issuable upon conversion/exchange of such holder's Series B Preferred Stock immediately before the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Conversion Stock entitled to such dividends or distributions are to be determined.

      Section 10.  Purchase Rights.

            If at any time the Corporation grants, issues or sells any options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Conversion Stock (the "Purchase Rights"), then, in addition to the rights of the holders of Series B Preferred Stock under Section 8, each holder of Series B Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such holder could have acquired if such holder had held the number of shares of Conversion Stock issuable upon conversion/exchange of such holder's Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Conversion Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      Section 11. Registration of Transfer.

            The Corporation shall keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange there for representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Shares of Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Shares of Series B Preferred Stock represented by the surrendered certificate.

      Section 12. Replacement.

            Upon receipt of an affidavit of the registered holder or other evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that the holder's own unsecured indemnity agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of Series B Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares of Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      Section 13. Financial Statements. The Corporation shall (a) file when due all of its reports, including, without limitation, annual and quarterly reports, required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and (b) if the Corporation is not subject to
Section 13 or 15(d) of the Exchange Act, the Corporation shall provide to the holder or holders of Shares of Series B Preferred Stock the financial statements that would be required to be included in the Corporation's annual and quarterly reports filed with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, which shall be delivered or made available to the holder or holders of Shares of Series B Preferred Stock when the Corporation would be required to file periodic reports with the SEC under the Exchange Act if it were subject to Section 13 or 15(d) of the Exchange Act.

      Section 14. Definitions.

            "Anniversary Date" means each anniversary of the First Dividend Reference Date.

            "Common Stock" means, collectively, the Corporation's Class A Common Stock, the Corporation's Class B Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

            "Conversion Stock" means shares of the Corporation's Class A Common Stock; provided that if there is a change such that the securities issuable upon conversion/exchange of the Series B Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series B Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Face Value of Series A Preferred Stock" as of any particular date means the liquidation preference as of such date of the Series A 8.5% Cumulative Redeemable Preferred Stock of the Corporation.

            "Independent Directors" means, so long as Section 12 of the Certificate of Incorporation is in effect, the directors of the Corporation who are serving as Independent Directors (as defined in the Certificate of Incorporation); and after Section 12 of the Certificate of Incorporation ceases to be effective, Independent Directors means directors of the Corporation who are not a director, officer, employee, agent, independent contractor or other representative of a record or beneficial owner of Series B Preferred Stock or any Affiliate of such owner.

            "Issue Price" of any Share means $1,000.00.

            "Junior Securities" means any of the Corporation's equity securities other than the Series A 8.5% Cumulative Redeemable Preferred Stock and Series B Preferred Stock.

            "Liquidation Value" of any Share as of any particular date shall be equal to the Issue Price plus all accrued but unpaid dividends through the date of determination of Liquidation Value.

            "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ Stock Market or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an indepen dent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

            "Organic Change" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) Stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change".

            "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Redemption Date" as to any Share means the date specified in the notice of any redemption given or required to be given by the Corporation; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

            "SEC" means the Securities and Exchange Commission.

            "Subsidiary" means any Person of which the Corporation owns, directly or through one or more intermediaries, more than 50% of the outstanding capital stock (or other ownership interests) possessing the voting power (under ordinary circumstances) in electing the board of directors (or other governing body).

      Section 15. Amendment and Waiver.

            No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the (a) prior written consent of the holder or holders of a majority of the Series B Preferred Stock outstanding at the time such action is taken and (b) approval by resolution of the Board of Directors acting with affirmative votes of a majority of Independent Directors. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the (a) prior written consent of the holder or holders of a majority of the Series B Preferred Stock then outstanding and (b) approval by resolution of the Board of Directors acting with affirmative votes of a majority of Independent Directors.

      Section 16. Notices.

            Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

      THIRD: The Series B Preferred Stock shall initially consist of 18,200 shares, which number of shares may be increased or decreased (but not below the number then outstanding plus the maximum number of additional shares required to be reserved for issuance as dividends on the Series B Preferred Stock) from time to time by the Board of Directors of the Corporation.

      RESOLVED, FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 151(g) of Title 8 of the Delaware Code of 1953, as amended.

      IN WITNESS WHEREOF, this Certificate has been made under the seal of U.S. Franchise Systems, Inc., and has been signed by the undersigned
___________________, President, and ____________, Secretary, this ____ day of
_________ 2000.


                                    ------------------------------------------
                                                    President

[SEAL]

----------------------------
Secretary

                                    EXHIBIT H

                           OPINION OF COMPANY COUNSEL

      1. The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

      2. The Company has all requisite corporate power and authority to enter into and perform its obligations under the Agreement.

      3. The execution and delivery of the Agreement and the performance by the Company of its obligations thereunder will not violate the certificate of incorporation or by-laws of the Company.

      4. The execution, delivery and performance of the Agreement by the Company, the issuance and sale to the Investors of the Preferred Stock, the issuance of Class A Common Stock issuable upon the conversion/exchange of the B Preferred, and the Charter Amendments have been duly authorized by all requisite corporate action, including action of the board of directors and stockholders, and the Agreement has been duly executed and delivered by the Company.

      5. Upon the payment therefor in accordance with the Agreement, the shares of Preferred Stock are duly authorized, validly issued, fully paid and nonassessable.

      6. Except as have been made or obtained or could not materially and adversely affect te transactions contemplated by the Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority of the United States of America or the States of New York or Georgia is required for the execution and delivery by the Company of the Agreement and for the consummation by the Company of the transactions contemplated by the Agreement (it being understood the Company may provide a separate opinion of counsel to the Company (who may be an employee of the Company) as to the laws of Georgia).

      The opinion will be subject to customary exceptions, qualifications and assumptions.

                                    EXHIBIT I

                             PROXY STATEMENT OUTLINE

      1.    Election of Directors

            In addition to normal required disclosures, explain arrangements for resignation of specified directors on the closing date.

            Disclose required information regarding the persons who will be appointed as directors following the resignations of incumbent directors.

      2.    Preferred Stock/Common Stock

            Authorize and approve the issuance and sale of the Preferred Stock and the Class A Common Stock issuable upon conversion/exchange of the B Preferred; requires majority vote of all Common Stock and a 75% vote of the Class B Common Stock.

            General description of transaction [possibly incorporated by reference to Offer Documents]

      3.    Charter Amendments

            Authorize and approve the amendment of Section 9.1 of the certificate of incorporation to read as follows:

                  9.1 Action by Written Consent. The stockholders of the Corporation entitled to take action on any matter may take such action by written consent, without a meeting, in accordance with Section 228 of the Delaware General Corporation Law.

            Authorize and approve the amendment of Article 11 and Sections 11.1 and 11.2 thereof to read as follows:

                  11. Amendment. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. The provisions of Sections 12 and 13 of the Certificate of Incorporation and this Section 11 shall not be amended without the approval of holders of shares representing a majority of the voting power of the outstanding shares of voting stock of the Corporation other than any shares held by any Significant Shareholder. For purposes of this Certificate of Incorporation, the term Significant Shareholder shall mean
                  (a) Michael A. Leven and any of his affiliates or associates,
                  (b) SDI, Inc., and Meridian Associates, L.P., and any of their successors, affiliates, or associates, (c) any holder of shares of Series B 6% Cumulative Redeemable Convertible/Exchangeable Preferred Stock, and (d) any person or persons or group (as such term is used within the meaning of Section 13(d) of the Exchange Act) that beneficially owns or has the right to vote on any matter more than 35% of the outstanding voting power of the Corporation. For purposes of this Certificate of Incorporation, the terms "affiliate" and "associate" shall have the meanings given to such terms in Rule 405 under the Securities Act of 1933.

      Authorize and approve the addition of Section 12 to the Certificate of Incorporation to read as follows:

                  12.1 From and after _______________ (the "Effective Date") until the fifth anniversary of the Effective Date, the Board of Directors shall include at least three directors (the "Independent Directors") which directors shall meet the following qualifications. At no time while such Director serves as an Independent Director shall the Director be, nor shall the Director have been during the three year period prior to the Effective Date, (i) an affiliate or associate of a Significant Shareholder or of any of their respective affiliates or associates (collectively the "Restricted Parties"), (ii) a party to or an associate or an affiliate of any person which is or was a party to any transaction with any Restricted Party involving payments in excess of $1.0 million in the aggregate, or (iii) is otherwise a member of the same family as any associate or affiliate of any Restricted Party. The initial Independent Directors shall be selected by the Corporation in accordance with Section 4.1(e) of the Recapitalization Agreement, dated as of June ___, 2000 by and among the Corporation, SDI, Inc., Meridian Associates, L.P. and HSA Properties, Inc. Thereafter, persons either nominated for election as Independent Directors or elected by the Board as Independent Directors must have been approved by resolution of the Board of Directors acting with the affirmative votes of a majority of the Independent Directors then in office.

                  12.2. From and after the Effective Date until the fifth anniversary of the Effective Date, the Corporation shall not effect any Extraordinary Transaction with any person unless, prior to the consummation of such Extraordinary Transaction,
                  (i) the stockholders of the Corporation shall have approved the terms and conditions of the Extraordinary Transaction and
                  (ii) the Corporation shall have received from a nationally recognized investment banking firm, a written opinion for inclusion in a proxy statement to be delivered to the stockholders, substantially to the effect that the consideration to be received by the stockholders in the Extraordinary Transaction is fair to them from a financial point of view. For purposes hereof, the term "Extraordinary Transaction" means any transaction which would have the effect of causing the common stock of the Corporation either to be held of record or beneficially by less than 300 persons, or to be neither listed on any national securities exchange nor authorized to be quoted on the Interdealer Quotation System.

                  12.3. From and after the Effective Date until the fifth anniversary of the Effective Date, the Corporation shall not nor shall it permit any subsidiary to enter into or permit to exist any transaction, including any purchase, sale, lease or exchange of property or the rendering of service with any Restricted Party (an "Affiliate Transaction") unless the terms thereof (i) are fair and no less favorable to the Corporation than those that could be obtained in a comparable arms' length transaction with a person that is not a Restricted Party, (ii) if such Affiliate Transaction involves an amount in excess of $2.0 million, (A) are set forth in writing and (B) have been approved by resolution of the Board of Directors acting with the affirmative votes of a majority of the Independent Directors and (iii) if such Affiliate Transaction involves an amount in excess of $5.0 million, the financial terms of which have been determined by a nationally recognized investment banking, valuation or accounting firm to be fair, from a financial point of view, to the Corporation.

      Authorize and approve the addition of Section 13 to the Certificate of Incorporation to read as follows:

                  From and after the Effective Date until the fourth anniversary of the Effective Date, the Corporation shall not, except upon a resolution of the Board of Directors acting with the affirmative votes of a majority of the Independent Directors, purchase shares of the Corporation's common stock either on the open market or pursuant to a tender or exchange offer or in any other transaction (other than in an Extraordinary Transaction approved in accordance with Section 12 of this Certificate of Incorporation) at a per share price that is less then $7.50, if such transaction is effected within 24 months after the Effective Date, or if effected after such 24 month period at a price that is less than the highest bid price per share for the preceding 52 week period. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of common stock, then effective provision shall be made by resolution of the Board of Directors with the affirmative votes of a majority of the Independent Directors to adjust the prices referred to in this Section 13 to give effect to any such change.

      4.    New or Amended Stock Option Plan

      5.    Ratification of Selection of Auditors

                                    EXHIBIT J

                             STOCKHOLDERS AGREEMENT

            THIS STOCKHOLDERS AGREEMENT (the "Agreement") is made as of June __, 2000, by and among Meridian Associates, L.P., an Illinois limited partnership ("Meridian"), SDI, Inc., a Nevada corporation ("SDI, Inc" together with its permitted assignees, collectively, the "Investors"), HSA Properties, Inc., a Delaware corporation ("HSA Properties", together with the Investors and Meridian, collectively, the "Investor Group"), and Michael A. Leven, Andrea Leven, __________ Leven, ________ Leven, and _________ Leven (collectively, the "Leven Stockholders"), and Steven Romaniello and _________ (together, the "Romaniello Stockholders"). The Investor Group, the Leven Stockholders and the Romaniello Stockholders are collectively referred to as the "Stockholders" and individually as a "Stockholder."

                                    RECITALS

            The Leven Stockholders are holders of Common Stock of U.S. Franchise Systems, Inc., a Delaware corporation (the "Company"). The Romaniello Stockholders are or may become holders of Common Stock of the Company. Meridian is a holder of Common Stock of the Company, and the Investors have agreed to purchase shares of the Company's Series A 8.5% Cumulative Redeemable Preferred Stock and Series B 6.0% Cumulative Redeemable Convertible/Exchangeable Preferred Stock on the terms and subject to the conditions of a Recapitalization Agreement among the Investor Group and the Company dated as of June ___, 2000 (the "Recapitalization Agreement").

            The Company and some of the Stockholders are parties to a Stockholders' Agreement dated March 12, 1998 as amended March 10, 1999 (the "HSA Stockholders Agreement"), providing, among other things, for restrictions on transfers of Common Stock held by them. By separate agreement, the parties to the HSA Stockholders Agreement have agreed to terminate the HSA Stockholders Agreement effective on the Closing Date under the Recapitalization Agreement (the "Effective Date").

            The Stockholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Company, and (ii) limiting the manner and terms by which the Stockholders' Preferred Stock and Common Stock may be transferred.

                                    AGREEMENT

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Defined Terms. Capitalized terms used herein as defined terms and not otherwise defined shall have them meanings given to them below:

      "Affiliate" with respect to any Person, means any other Person, entity or investment fund controlling, controlled by or under common control with such Person and any partner of such Person which is a partnership. "Affiliate" with respect to the Investor Group, means, in addition to the foregoing, any and all of the lineal descendants of Nicholas J. Pritzker, deceased, any and all trusts for their benefit or for the benefit of any of their spouses, and any Person owned or controlled by such lineal descendants or trusts.

      "Brokers Transaction" has the meaning provided in Section 4(4) of the Securities Act of 1933.

      "Certificate of Incorporation" means the certificate of incorporation of the Company, as amended, supplemented or restated from time to time.

      "Common Stock" means the Common Stock of the Company, $.01 par value.

      "Current Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, on the day as of which "Current Market Price" is being determined.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Family Group" with respect to any person, means such person's spouse and descen dants (whether natural or adopted) and any trust solely for the benefit of such person and/or the person's spouse and/or descendants.

      "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock and Underlying Common Stock on a fully-diluted basis (a "5% Owner"), who is not an Affiliate with any such 5% Owner and who is not in the Family Group of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

      "Original Shares" with respect to any Person or group means the Shares held by such Person or group as of the Effective Date and Shares acquired after the Effective Date pursuant to the exercise of options or conversion/exchange rights.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Preferred Stock" shall mean the Series B 6.0% Cumulative Redeemable Convertible/Exchangeable Preferred Stock of the Company acquired by the Investor Group pursuant to the Recapitalization Agreement.

      "Shares" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any Preferred Stock purchased or otherwise acquired by any Stockholder, (iii) any warrants purchased or otherwise acquired by any Stockholder, (iv) any equity securi ties issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above or the Preferred Stock referred to in clause (ii) above (including the Underlying Common Stock) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (v) any other shares of any class or series of capital stock of the Company held by a Stock holder.

      "Underlying Common Stock" shall mean (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any equity securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any person who holds Preferred Stock will be deemed to be the holder of the Underlying Common Stock obtainable upon conversation of such Preferred Stock and regardless of any restriction on the exercise of the conversion of such Preferred Stock for purposes of this Agreement.

      2.    Restrictions on Transfer of Shares.

            (a) Transfer of Shares. From and after the Effective Date, no Stockholder shall sell, transfer, assign, pledge or otherwise dispose (whether voluntarily or involuntarily, by operation of law or otherwise a "Transfer") of any interest in any Shares, whether now owned or hereafter acquired, in violation of the provisions of this Agreement. Each Stockholder agrees not to consummate any Transfer subject to this Agreement until 20 days after the later of the delivery to the other Stockholders of such Stockholder's Offer Notice or Sale Notice (if required by this Agreement), unless the parties to the Transfer have been finally determined pursuant to this Section 2 prior to the expiration of such 20 day period (the "Election Period").

            (b) First Offer Right. At least 20 days prior to making any Transfer of any Shares, other than a Transfer of Shares held by the Investor Group, the Stockholder intending to make such transfer (the "Transferring Stockholder") shall deliver a written notice (the "Offer Notice") to the other Stockholders (the "Other Stockholders"). The Offer Notice shall disclose in reasonable detail the proposed number of Shares to be transferred, the identity of the proposed transferee, and the proposed terms and conditions of the Transfer and shall be accompanied by a bona fide offer to purchase such Shares on such terms and conditions from an Independent Third Party or other

      Person not an Affiliate of the Transferring Stockholder. Each Other Stockholder may elect to purchase all (but not less than all) of its, his or her Pro Rata Share (as defined below) of the Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 10 days after delivery of the Offer Notice. Any Shares not elected to be purchased by the end of such 10 day period shall be reoffered for the 10 day period prior to the expiration of the Election Period by the Transferring Stockholder on a pro rata basis to the Other Stockholders who have elected to purchase their Pro Rata Share. If any Other Stockholders have elected to purchase Shares from the Transferring Stockholder, the transfer of such Shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within 10 days after the expiration of the Election Period. To the extent that the Other Stockholders have not elected to purchase all of the Shares being offered, the Transferring Stockholder may, within 30 days after the expiration of the Election Period, transfer such Shares to the proposed transferee named in the Offer Notice for the price per Share specified in the Offer Notice and on the other terms and conditions stated in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction. Each Stockholder's "Pro Rata Share" shall be based upon such Stockholder's proportionate ownership of all Shares on a fully-diluted basis.

            (c) Permitted Transfers. The restrictions and rights contained in this Section 2 shall not apply with respect to any Transfer of Shares:

                  (i) by a Leven Stockholder or Romaniello Stockholder pursuant to applicable laws of descent and distribution or among such Stockholder's Family Group; provided, however, that the restrictions contained in this Section 2 shall continue to be applicable to the Shares after any such Transfer; and provided, further, that the transferees of such Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Shares so transferred;

                  (ii) by Michael and/or Andrea Leven in Brokers Transactions,
            after notice to the Investor Group, at any time and from time to time after the second anniversary of the Effective Date; provided that Michael and/or Andrea Leven shall not be permitted to Transfer, in the aggregate, more than one-third of their Original Shares before the third anniversary of the Effective Date or more than two-thirds of their Original Shares before the fourth anniversary of the Effective Date;

                  (iii) by a Leven Stockholder (other than Michael and Andrea
            Leven) in Brokers Transactions at any time and from time to time after notice to the Investor Group;

                  (iv) by Steven Romaniello in Brokers Transactions, after
            notice to the Investor Group, at any time and from time to time after the fourth anniversary of the Effective Date; provided that Steven Romaniello shall not be permitted to Transfer, in the aggregate, more than one-third of his Original Shares before the fifth anniversary of the Effective Date or more than two-thirds of his Original Shares before the sixth anniversary of the Effective Date; and

                  (v) by any Stockholder to the Company.

      3. Tag-Along Rights. In the event that the Investor Group proposes to Transfer, in one or a series of related transactions, more than 20% of their Original Shares to an Independent Third Party and not involving a "brokers transaction" within the meaning of Rule 144 under the Securities Act of 1933, they shall deliver a written notice (the "Sale Notice") to the Other Stockholders, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer with respect to any Shares they then hold by delivering written notice to the Investor Group within 10 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Investor Group and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Shares equal to the product of (a) the quotient determined by dividing the percentage of Shares owned by such person by the aggregate percentage of Shares owned by Investor Group and the Other Stockholders participating in such sale and (b) the number of Shares to be sold in the contemplated Transfer. The Investor Group shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in the contemplated Transfer, and the Investor Group shall not transfer any of their Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Other Stockholders. If any portion of the Preferred Stock is included in any Transfer of Shares under this Section 3, the Transfer of such Preferred Stock shall be treated as a transfer of the Underlying Common Stock, and the purchase price for each share of Preferred Stock shall be equal to the full purchase price determined hereunder for the underlying Common Stock issuable upon conversion of the Preferred Stock to be transferred less any price payable by the holder of the Preferred Stock in connection with such conversion/exchange.

      4. Co-Sale Rights. In the event that the Investor Group proposes to Transfer more than 50% of their Shares to an Independent Third Party, they may deliver a written notice (the "Co-Sale Notice") to the Other Stockholders, not less than 10 days prior to the date of such Transfer, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer and directing that the Stockholders shall participate in such proposed Transfer. If the Investor Group gives the Co-Sale Notice, each Stockholder shall participate in such Transfer and sell, at the same price and on the same terms, a number of Shares equal to the product of (a) the quotient determined by dividing the number of Shares owned by each Stockholder by the aggregate number of Shares owned by all Stockholders and (b) the number of Shares to be acquired by the proposed transferee. If any portion of the Preferred Stock is included in any Transfer of Shares under this Section 4, the Transfer of such Preferred Stock shall be treated as a transfer of the Underlying Common Stock, and the purchase price for each share of Preferred Stock shall be equal to the full purchase price determined hereunder for the underlying Common Stock issuable upon conversion of the Preferred Stock to be transferred less any price payable by the holder of the Preferred Stock in connection with such conversion/exchange.

      5. Pledge of Shares. From and after the Effective Date, no Shares may be pledged without the prior written consent of the Investor Group which consent may be withheld in their sole discretion.

      6. Termination of Restrictions. The restrictions and rights set forth in
Section 2 shall continue with respect to each Share until the earlier of (a) the date on which such Share has been transferred pursuant to Section 2 (other than Section 2(c)) or (b) the seventh anniversary of the Effective Date. The restrictions and rights set forth in Section 2 shall terminate with respect to the Shares held by the Leven Stockholders upon the termination of Michael Leven's employment with the Company by reason of his death or disability or under circumstances constituting termination by the Company without "cause" (as defined in the applicable employment agreement) or termination by Mr. Leven for "good reason" (as defined in the applicable employment agreement). The restrictions and rights set forth in Section 2 shall terminate with respect to the Shares held by the Romaniello Stockholders upon the termination of Stephen Romaniello's employment with the Company by reason of his death or disability or under circumstances constituting termination by the Company without "cause" (as defined in the applicable employment agreement) or termination by Mr. Romaniello for "good reason" (as defined in the applicable employment agreement). The restrictions and rights set forth in Sections 3, 4, and 5 shall terminate on the earlier of (i) the seventh anniversary of the Effective Date and (ii) the date upon which the Investor Group no longer holds 50% of their Original Shares.

      7.    Election of Directors.

            (a) Voting for Directors. On or as promptly as practicable after the Effective Date, each of the Stockholders shall take all such lawful action, including affirmatively voting the Shares owned by such Stockholder, as necessary to cause the Company's Board of Directors to consist of eleven persons and as necessary to remove incumbent directors so as to enable the election of new directors as contemplated by this
      Section 7(a). Subject to the provisions of Section 7(b) hereof, each of the Stockholders shall vote all of the Shares owned or controlled by such Stockholder (i) at each annual or special meeting of the Company's stockholders called for the purpose of electing directors or (ii) by written consent (in lieu of a meeting) of the Company's stockholders for the purpose of electing directors, in favor of the following:

                  (A) the election to the Board of Directors of the six nominees designated from time to time by the Investor Group, two of whom shall be persons who are not directors, officers, employees, agents, or other representatives of the Investor Group or any Affiliate of the Investor Group; and

                  (B) election to the Board of Directors of Michael A. Leven as long as Michael A. Leven is employed by the Company and thereafter as long as he and his Family Group and his Affiliates, collectively, hold Shares or options to acquire Shares representing in excess of 3% of the voting power represented by the Common Stock of the Company outstanding, calculated on a fully diluted basis;

                  (C) election to the Board of Directors of Steven Romaniello as long as Stephen Romaniello is employed by the Company; and

                  (D) election to the Board of Directors of __________,
            _________, and _____ or other persons who are designated or otherwise nominated in accordance with Section 12.1 of the Certificate of Incorporation.

            (b) Removal; Vacancies Any director who is elected to the Board of Directors of the Company pursuant to a designation under Section 7(a) hereof (other than clause (D) of Section 7(a)) may be removed from the Board of Directors with or without cause upon the request of the Stockholder who designated such director and the Stockholder shall promptly take all such lawful action as necessary to call or convene a special meeting of the Company's stockholders as soon as reasonably practical and to affirmatively vote their Shares at such meeting, or to execute a written consent of stockholders in lieu of a meeting to give effect to such requested removal. In the event that a director so elected resigns, is removed from office, or otherwise ceases to serve on the Board of Directors of the Company, for any reason, the vacancy shall be filled with an individual designated in accordance with Section 7(a) hereof by the Stockholder who originally designated such director (in the case of directors designated under clauses (A), (B) or (C) of Section 7(a)) and by the remaining directors (in the case of directors designated under clause
      (D) of Section 7(a)), and the Stockholders shall promptly take all such lawful action as necessary to call or convene a special meeting of the Company's stockholders as soon as reasonably practical and to affirmatively vote their Shares at such meeting, or to execute a written consent of stockholders in lieu of a meeting, to elect such individual to the Board of Directors.

      8. Legend. Each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares (if such shares remain subject to this Agreement after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The securities represented by this certificate are subject to a Stockholders Agreement dated as of June ___, 2000, among U.S. Franchise Systems, Inc. and certain of its stockholders. A copy of such Stockholders Agreement is on file at the principal offices of the Corporation."

      The Company shall imprint such legend on certificates evidencing Shares outstanding as of the Effective Date. The legend set forth above shall be removed from the certificates evidencing any Shares that are no longer subject to this Agreement by reason of a Transfer permitted by Section 2 hereof.

      9. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not be required to record such Transfer on its books or treat any purported transferee of such Shares as the owner of such shares for any purpose.

      10. Amendment and Waiver. Except as otherwise provided herein, any provision of this Agreement may be amended, modified, or waived if such modification, amendment or waiver is approved in writing by the holders of at least 90% of the Shares and Underlying Common Stock; provided that no such covenant shall materially and adversely affect the right of any Stockholder who did not consent thereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provi sion of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      12. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      13. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Stockholders and any subse quent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares.

      14. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      15. Remedies. The Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      16. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to any other recipient at the address indicated on the Schedules hereto and to any subsequent holder of Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

      17. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

      18. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.


INVESTOR GROUP:                           MERIDIAN ASSOCIATES, L.P.

                                          By: Meridian Investments, Inc.

                                          Its General Partner

                                          By:
                                          Name:
                                          Its:


                                          SDI, INC.

                                          By:
                                          Name:
                                          Its:


                                          HSA PROPERTIES INC.

                                          By:
                                          Name:
                                          Its:

                                          200 West Madison, Suite 3800
                                          Chicago, Illinois 60606
                                          Attention: Harold S. Handelsman

LEVEN STOCKHOLDERS:
                                          Michael A. Leven

                                          ------------------------------------
                                          Andrea E. Leven


                                          5 Wesley Ridge Road
                                          Atlanta, Georgia 30327



                                          _________ Leven



                                          _________ Leven



                                          _________ Leven

ROMANIELLO STOCKHOLDERS:
                                          Stephen Romaniello

                                    EXHIBIT K

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of _______________, 2000, by and among U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation (the "Corporation"), SDI INC., a Nevada corporation ("SDI", together with its permitted assignees, collectively, the "Investors"), MERIDIAN ASSOCIATES, L.P., an Illinois limited partnership ("Meridian"), HSA PROPERTIES, INC., a Delaware corporation ("HSA Properties", and together with Meridian and the Investors, collectively, the "Securityholders"), and NEAL K. ARONSON ("Aronson").

                                 R E C I T A L S

      A. Currently, (i) Aronson beneficially owns shares of Common Stock of the Corporation ("Aronson Shares"), and (ii) HSA Properties and Meridian own shares of Class A Common Stock of the Corporation (the "HSA/Meridian Shares").

      B. The Investors have agreed to purchase shares of the Corporation's Series A 8.5% Cumulative Redeemable Preferred Stock and Series B 6.0% Cumulative Redeemable Convertible/Exchangeable Preferred Stock ( collectively, the "Investor Shares", together with the HSA/Meridian Shares, collectively, the "Securityholder Shares") pursuant to that certain Recapitalization Agreement of even date herewith among the Corporation and the Securityholders (the "Recapitalization Agreement").

      C. The Corporation deems it desirable to grant registration rights to (i) Aronson in connection with the Aronson Shares, and (ii) HSA Properties and Meridian in connection with the HSA/Meridian Shares.

      D. The Corporation deems it desirable to enter into this Agreement in order to induce the Investors to purchase the Investor Shares pursuant to the Recapitalization Agreement.

                                   AGREEMENTS

      In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Definitions.  As used in this Agreement.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means shares of the Corporation's Class A and Class B Common Stock, each with par value $.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "IPO" means the Corporation's first underwritten public offering of shares of Common Stock pursuant to a registration statement filed with the Commission.

      "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect.

      "Registrable Shares" means at any time (i) any shares of Common Stock then outstanding which were issued upon conversion of the Investor Shares; (ii) any shares of Common Stock then issuable upon conversion of the outstanding Investor Shares; (iii) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect or in replacement of any shares referred to in (i) and (ii); (iv) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i) and (ii); (v) the Aronson Shares, and (vi) the HSA/Meridian Shares.

      "Securities Act" means the Securities Act of 1933, as amended.

      2.    Demand Registration.

            2.1   Requests for Registration.

            (i) Subject to the terms of this Agreement, the holders of more than 50% of the then outstanding Securityholder Shares may, at any time, request registration under the Securities Act of all or part of their Registrable Shares on Form S-1 or any similar long-form registration or, if available, on Form S-2 or S-3 or any similar short-form registration (a "Demand Registration"). Such request shall specify the number of their Registrable Shares requested to be registered. Within 30 days after receipt of any written request pursuant to this Section 2.1, the Corporation will give written notice of such request to all other holders of Registrable Shares and, subject to
                  Section 2.3 below, will include in such registration all Registrable Shares with respect to which the Corporation has received written requests for inclusion within 30 days after delivery of the Corporation's notice.

            (ii) The holders of the Securityholder Shares will be entitled to request three Demand Registrations and the Corporation will pay all Registration Expenses (as defined in Section 6 below) associated therewith. The aggregate offering value of the Registrable Shares requested to be registered in any Demand Registration must, in the good faith judgment of the holders thereof, equal at least $5,000,000. A registration will not constitute one of the permitted Demand Registrations until it has become effective (unless such Demand Registration has not become effective due solely to the fault of the holders requesting such registration and such holders have not reimbursed the Corporation for the reasonable expenses associated with such registration), the first Demand Registration will not constitute one of the permitted Demand Registrations unless the holders of the Registrable Shares are able to register and, if such registration is an underwritten registration, sell, at least 80% of the Registrable Shares requested to be included in such registration, and the second Demand Registration will not constitute one of the permitted Demand Registrations unless the holders of the Registrable Shares are able to register and sell at least 80% of the Registrable Shares requested to be included in such registration.

            2.2 Restrictions. The Corporation shall not be obligated to effect more than one Demand Registration in any twelve-month period, and the Corporation shall not be obligated to effect any Demand Registration within 60 days after the effective date of a previous offering of Common Stock registered under the Securities Act. The Corporation may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Corporation's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Corporation or any of its subsidiaries to engage in any acquisition (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that (a) the Corporation may exercise its right to delay a Demand Registration only once in any twelve-month period and (b) if a Demand Registration is delayed hereunder, the holders of Registrable Shares initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Corporation shall pay all Registration Expenses in connection with such registration. Notwithstanding anything to the contrary in Section 2.1
(iii), (x) the Corporation may not prevent, delay or postpone any Demand Registration and (y) the Securityholders shall not be subject to any lockup or similar agreements following any Demand Registration for more than 270 days during any 360-day period.

            2.3 Priority. If both the Registrable Shares held by the Securityholders and the Aronson Shares are requested to be included in a Demand Registration which is an underwritten offering and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included exceeds the number of Registrable Shares which can be sold in such offering, the Corporation will include in such registration, first, the Regisrable Shares held by the Securityholders requested to be included in such Demand Registration, pro rata among the holders of such Registrable Shares on the basis of the number of shares which are owned by such Securityholders, and second, the Aronson Shares requested to be included in such Demand Registration.

            2.4 Selection of Underwriters. The holders of more than 50% of the Registrable Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Corporation's approval which will not be unreasonably withheld.

      3.    Piggyback Registration.

            3.1 Right to Piggyback. Whenever the Corporation proposes to register, either for its own account or the account of a security holder or holders, any of its securities under the Securities Act (other than pursuant to a Demand Registration hereunder and other than pursuant to a registration statement on Form S-8 or Form S-4, or their successors) and the registration form to be used may be used for the registration of any Registrable Shares (a "Piggyback Registration"), the Corporation will give prompt written notice to all holders of the Registrable Shares of its intention to effect such a registration and will include in such registration all Registrable Shares (in accordance with the priorities set forth in Sections 3.2 below) with respect to which the Corporation has received written requests for inclusion within 20 days after the delivery of the Corporation's notice.

            3.2 Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Corporation will include in such registration first, the securities that the Corporation proposes to sell, second, the Registrable Shares held by the Securityholders requested to be included in such registration, and third, the Aronson Shares requested to be included in such registration.

            3.3 Right to Terminate Registration. The Corporation shall have the right to withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any holder of its securities has elected to include securities in such registration.

      4.    Holdback Agreements.

            4.1 Holders' Agreements. Each holder of Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities during the seven days prior to and during the 90 days following the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Shares are included (except as part of such underwritten registration) unless the underwriters managing the registered public offering otherwise agree.

            4.2 Corporation's Agreements. The Corporation agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities during the seven days prior to, and during the 90 days following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8, Form S-4 or any successor forms) unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its reasonable best efforts to cause each holder of at least 1% (on a fully diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities to agree not to effect any public sale or distribution of any such securities during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

      5. Registration Procedures. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Corporation will use its reasonable best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Corporation will as expeditiously as possible:

            5.1 Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Corporation will furnish copies of all such documents proposed to be filed to the counsel or counsels for the sellers of the Registrable Shares covered by such registration statement);

            5.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            5.3 Furnish to each seller of Registrable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

            5.4 Use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

            5.5 Notify each seller of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Securityholders of such

Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            5.6 Cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

            5.7 Provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

            5.8 Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

            5.9 Make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            5.10 Advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

            5.11 Unless shorter notice is necessary under the circumstances, at least forty eight (48) hours prior to the filing of any registration statement or prospectus, or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to each seller of such Registrable Shares and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by the holders of a majority of the Registrable Shares being registered shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Corporation the filing of such amendment or supplement is reasonably necessary to protect the Corporation from any liabilities under any applicable federal or state law and such filing will not violate applicable laws; and

            5.12 At the request of any seller of such Registrable Shares in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement, an opinion of counsel, addressed to the underwriters and, to the extent permissible under applicable accounting rules, the sellers of Registrable Shares, covering such matters as such underwriters and, sellers may reasonably request, including such matters as are customarily furnished in connection with an underwritten offering; and (ii) a letter or letters from the independent certified public accountants of the Corporation addressed to the underwriters and the sellers of Registrable Shares, covering such matters as such underwriters and sellers may reasonably request, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Corporation included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act.

      6.    Registration Expenses.

            6.1 Corporation's Expenses. All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), will be borne by the Corporation.

            6.2 Holder's Expenses. Notwithstanding anything to the contrary contained herein, each holder of Registrable Shares will pay all attorney fees and disbursements for counsel they retain in connection with the registration of Registrable Shares, except that the Corporation will reimburse the holders of Registrable Shares for the reasonable fees and disbursements of one counsel chosen by the holders of more than 50% of such Registrable Shares in connection with a Demand Registration.

      7.    Indemnification.

            7.1 By the Corporation. The Corporation agrees to indemnify, to the extent permitted by law, each holder of Registrable Shares, its managers, officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including without limitation, attorney's fees) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

            7.2 By Each Holder. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Shares and the liability of each such holder of Registrable Shares will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Shares pursuant to such registration statement.

            7.3 Procedure. Any person entitled to indemnification hereunder will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            7.4 Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Corporation also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

      8. Compliance with Rule 144. In the event that the Corporation (a) registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act, or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any holder who proposes to sell securities in compliance with Rule 144 of the Commission, the Corporation will
(i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time, and (ii) make available to the public and such holders such information as will enable the holders to make sales pursuant to Rule 144.

      9. Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such person or persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

      10.   Miscellaneous.

            10.1 No Inconsistent Agreements. The Corporation will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Shares in this Agreement.

            10.2 Adjustments Affecting Registrable Shares. The Corporation will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Shares in any such registration, including, without limitation, effecting a stock split or combination of shares.

            10.3 Other Registration Rights. Except as provided in this Agreement, the Corporation will not hereafter grant to any person or persons the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of more than 50% of the Registrable Shares, which consent may not be unreasonably withheld or delayed if and to the extent such right is subordinate to the rights of the holders of Registrable Shares. The Corporation will not include in any Demand Registration any securities which are not Registrable Shares (for the purposes of Section 2) unless and until all Registrable Shares requested to be registered have first been so included.

            10.4 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser or holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holders of such Registrable Shares.

            10.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            10.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

            10.7 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

      If to the Corporation, to:

            U.S. Franchise Systems, Inc.
            13 Corporate Square, Ste. 250
            Atlanta, Georgia 30329
            Attention:  General Counsel

      If to the Securityholders, to:

            SDI, Inc.
            200 West Madison, Suite 3800
            Chicago, IL 60606
            Attention:  Douglas G. Geoga

      with a copy to:

            Katten Muchin & Zavis
            525 West Monroe Street
            Suite 1600
            Chicago, Illinois  60661
            Attention:  Bruce Wilson, Esq.

      If to Aronson, to:

            Neal K. Aronson

            10.8 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Georgia applicable to contracts made and wholly to be performed in that state.

            10.9 Final Agreement. This Agreement, together with the Stock Purchase Agreement and all other agreements entered into by the parties hereto pursuant to the Stock Purchase Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

            10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

            10.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.

      The parties hereto have executed this Agreement on the date first set forth above.

                              THE CORPORATION:

                              U.S. FRANCHISE SYSTEMS, INC.


                              By:
                              Its:


                              SECURITYHOLDERS

                              MERIDIAN ASSOCIATES, L.P.


                              By:
                              Its:


                              HSA PROPERTIES, INC.


                              By:
                              Its:


                              SDI, INC.


                              By:
                              Its:


                              NEAL K. ARONSON



                              Neal K. Aronson